UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Ellington Financial Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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53 Forest Avenue
Old Greenwich, Connecticut 06870
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders, or the "Annual Meeting," of Ellington Financial Inc. (the "Company," "we," "our," or "us"), which will be conducted virtually via live webcast, on May 28, 2026, at 10:30 a.m., Eastern Time. You will be able to attend the 2026 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/EFC2026. To enter the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.
The purpose of the Annual Meeting is to consider and take action on the following:
1.To elect the five directors nominated and recommended by the Board of Directors, each to serve until the 2027 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified;
2.To hold an advisory (non-binding) vote on executive compensation;
3.To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026;
4.To approve Ellington Financial Inc. 2026 Equity Incentive Plan (the "2026 Equity Incentive Plan"); and
5.To transact such other business, if any, properly brought before the meeting.
Stockholders of record at the close of business on March 31, 2026 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. For more information with respect to voting your shares at our Annual Meeting, see "Questions and Answers" beginning on page 2 of the Proxy Statement accompanying this notice.
Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares online during our Annual Meeting or by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you execute a proxy but later decide to attend the Annual Meeting, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
By order of the Board of Directors
Daniel Margolis
General Counsel
April 8, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 28, 2026: This Proxy Statement, the accompanying proxy card and our Annual Report to Stockholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this Proxy Statement, the accompanying proxy card, our Annual Report to Stockholders, which includes our Annual Report on Form 10-K, and any amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

ELLINGTON FINANCIAL INC.
53 FOREST AVENUE
OLD GREENWICH, CONNECTICUT 06870

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2026
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors" or the "Board") of Ellington Financial Inc. (the "Company," "EFC," "we," "us," or "our") for use at our 2026 Annual Meeting of Stockholders, or the "Annual Meeting," to be held on May 28, 2026, at 10:30 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/EFC2026, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments or postponements thereof. On or about April 9, 2026, we will mail a Notice of Internet Availability of Proxy Materials, or "Notice," and, to those stockholders that requested to receive a printed copy, the proxy statement, to holders of our common stock, par value $0.001 per share (the “Common Shares”) as of the close of business on March 31, 2026 and on the mailing date, such stockholders of record had the ability to access the Proxy Statement, the accompanying proxy card and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K with audited financial statements as of and for the year ended December 31, 2025.
Our "Manager" or "EFM" refers to Ellington Financial Management LLC, our external manager, and "EMG" refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by EMG and its other affiliates from time to time. We are externally managed and advised by our Manager, an affiliate of EMG, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of EMG to perform its obligations to us.
QUESTIONS AND ANSWERS
Q.How will we solicit proxies for the Annual Meeting?
A.We are soliciting proxies by furnishing this Proxy Statement and proxy card to our stockholders. In addition, some of our directors and officers and certain employees of EMG may make additional solicitations by telephone or in person without additional compensation for such activities. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.
We will employ Broadridge Financial Solutions, Inc. to receive and tabulate the proxies.
Q.When is the Annual Meeting?
A.The Annual Meeting is currently scheduled for May 28, 2026, at 10:30 a.m., Eastern Time.
Q.Why are you holding the Annual Meeting in a virtual format?
A.In accordance with our recent practice and to maintain ease of access for our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our Board or management.
Q.Who is entitled to vote?
A.All stockholders of record as of the close of business on March 31, 2026, which is the record date, are entitled to notice of and to vote at the Annual Meeting.
Q.What is the quorum for the Annual Meeting?
A.The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast by the holders of all outstanding Common Shares will constitute a quorum for the transaction of business. No business may be conducted at the meeting if a quorum is not present. As of the record date, 124,649,023 Common Shares were issued and outstanding. The Chairman of the meeting may adjourn the Annual Meeting to another time or place whether or not a quorum is present at the Annual Meeting. If a Common Share is deemed present at the Annual Meeting for any matter, it will be deemed present for all other matters. Pursuant to Delaware law, abstentions are treated as present for quorum purposes.
Q.How many votes do I have?
A.You are entitled to one vote for each whole Common Share you held as of the record date. Our stockholders do not have the right to cumulate their votes for directors.
Q.How do I vote my shares prior to the Annual Meeting?
A.If you are a stockholder of record, meaning that your Common Shares are registered in your name, you have three voting options. You may vote:
By Mail—signed proxy card must be received by May 13, 2026
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided.
Authorizing your proxy by mail will not limit your right to attend the Annual Meeting and vote your Common Shares online. Your proxy (either one or both of the individuals named in your proxy card) will vote your Common Shares per your instructions.
By Internet—until 11:59 p.m. Eastern Time on May 13, 2026
If you are a stockholder of record, you may follow the instructions and web address noted on your proxy card to transmit your voting instructions. You will be asked to provide the vote control number from the Notice. Have your notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on May 13, 2026 to be counted.
By Telephone—until 11:59 p.m. Eastern Time on May 13, 2026
If you are a stockholder of record, you may use any touch-tone telephone to dial the telephone number noted on your proxy card to transmit your voting instructions. You will be asked to provide the vote control number from the Notice. Have your notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on May 28, 2026 to be counted.
Q.Can I vote my shares during the Annual Meeting?
A.You may vote your shares during the Annual Meeting by visiting www.virtualshareholdermeeting.com/EFC2026 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice. You will be able to vote during the Annual Meeting until such time as the Chairman declares the polls closed.
Q.How do I vote my Common Shares that are held by my broker?
A.If you hold your Common Shares in "street name" through an account with a broker or bank, you may instruct your broker or bank to vote your Common Shares or revoke your voting instructions by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail and on the Internet.
Banks and brokers have the authority under New York Stock Exchange, or "NYSE," rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent registered public accounting firm for 2026 is considered a routine matter under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of customers who have not furnished voting instructions at least ten days before the date of the Annual Meeting.
Unlike the proposal to ratify the appointment of our independent registered public accounting firm for 2026, the election of directors, the advisory (non-binding) vote on executive compensation, and the vote on whether to approve our 2026 Equity Incentive Plan are non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from their customers are required. As a result, banks and brokers are not allowed to vote any shares held by you in "street name" on these matters on your behalf unless you provide the bank or broker with specific voting instructions. Failure to provide the bank or broker that holds your shares with specific voting instructions on the non-routine matters will result in a "broker non-vote."

Beneficial owners of Common Shares held through the account of a bank or broker are advised that, if they do not timely provide instructions to their broker, their Common Shares will not be voted in connection with the election of directors, the advisory (non-binding) vote on executive compensation or the vote regarding our 2026 Equity Incentive Plan.
Q.What am I voting on?
A.You will be voting on:
Proposal 1: The election of the five directors nominated and recommended by the Board of Directors, each to serve until the 2027 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified;
Proposal 2: An advisory (non-binding) "say on pay" vote to approve executive compensation;
Proposal 3: A proposal to ratify the appointment of our independent registered public accounting firm for 2026; and
Proposal 4: A proposal to approve our 2026 Equity Incentive Plan.
No cumulative voting rights are authorized, and dissenter's rights are not applicable to these matters.
Q.What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?
A.The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal assuming a quorum is present, and the manner in which votes will be counted.

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Withhold Votes, Abstentions and Broker-Non Votes
Proposal 1: Election of Directors	FOR ALL WITHHOLD ALL FOR ALL EXCEPT	Plurality of votes cast. The five nominees who receive the most votes will be elected.	Withhold votes and Common Shares not represented at the Annual Meeting have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.
Proposal 2: An Advisory (Non-Binding) "Say on Pay" Vote to Approve Executive Compensation	FOR AGAINST ABSTAIN	Majority of Common Shares present or represented by proxy at the Annual Meeting and entitled to vote on this matter. Results will not be binding.	Abstentions will have the same effect as a vote against this proposal. Common Shares not represented at the Annual Meeting have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.
Proposal 3: Ratification of Appointment of Our Independent Registered Public Accounting Firm for 2026	FOR AGAINST ABSTAIN	Majority of Common Shares present or represented by proxy at the Annual Meeting and entitled to vote on this matter.	Abstentions will have the same effect as a vote against this proposal. Common Shares not represented at the Annual Meeting have no effect on the outcome of the proposal. Broker discretionary voting permitted.
Proposal 4: Approval of our 2026 Equity Incentive Plan	FOR AGAINST ABSTAIN	Majority of Common Shares present or represented by proxy at the Annual Meeting and entitled to vote on this matter.	Abstentions will have the same effect as a vote against this proposal. Common Shares not represented at the Annual Meeting have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.
Q.Will there be any other items of business on the agenda?
A.The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q.What happens if I submit my proxy without providing voting instructions on one or more proposals?
A.Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted, except in the case of a broker non-vote, to elect (FOR ALL) of the director nominees listed in "Proposal 1—Election of Directors," in favor of (FOR) "Proposal 2—An Advisory (Non-Binding) 'Say on Pay' Vote to Approve Executive Compensation," in favor of (FOR) "Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm for 2026," and in favor of (FOR) "Proposal 4— Approval of Ellington Financial Inc.'s 2026 Equity Incentive Plan."
Q.Will anyone contact me regarding this vote?
A.No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. Solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.
Q.Who will pay for this proxy solicitation?
A.We will pay the entire expense of preparing, printing, and mailing the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors and officers and certain employees of EMG personally or by telephone without additional compensation for such activities. We also will request persons, firms, and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.
Q.May stockholders ask questions at the Annual Meeting?
A.Yes. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice, your proxy card or on the instructions that accompanied your proxy materials in order to be able to enter the meeting.
Q.What does it mean if I receive more than one proxy card?
A.It probably means your Common Shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote by the methods provided by your broker to ensure that all your Common Shares are voted.
Q.Can I change my vote after I have voted?
A.Yes. A stockholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting by mail a proxy to our Secretary bearing a later date or by attending the meeting online and voting. Attendance at the meeting will not by itself constitute revocation of a proxy.
Q.Can I find additional information on the Company's website?
A.Yes. Our Internet website is located at www.ellingtonfinancial.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on the website, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, charters of the committees of our Board and reports that we file with the Securities and Exchange Commission, or "SEC."
We are furnishing this Proxy Statement for the purpose of soliciting your proxy. The Board of Directors of Ellington Financial Inc. requests that you submit your proxy to allow the representation and voting of your Common Shares at our Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Identifying and Evaluating Nominees for Director
Our Board is pleased to present five nominees for election to the Board at our Annual Meeting, all of whom currently serve as directors on our Board and four of whom are considered independent in accordance with the requirements of the NYSE and our Corporate Governance Guidelines. Each director elected will serve until our next annual meeting of stockholders or until such time as his or her respective successor is elected and qualified. If any nominee is unable to stand for election for any reason, the persons appointed to vote your proxy may vote at our Annual Meeting for another candidate proposed by the Board, or the Board may choose to reduce the size of the Board. For additional information about how we identify and evaluate nominees for director, see "Corporate Governance—Information Regarding Our Board and Its Committees—Nominating and Corporate Governance Committee."
Information Regarding the Nominees
To assist you in assessing our Board's nominees, we have set forth below biographical descriptions and certain other information with respect to each nominee for election as a director at the Annual Meeting, including the experience, qualifications, attributes or skills of each nominee that led us to conclude that such person should serve as a director.
Our Board recommends a vote "FOR ALL" of the nominees listed below for election as directors (Proposal 1 on the proxy card).

Name and Position With Our Company	Age	Background Summary
Ronald I. Simon, Ph.D. Chairman of the Board	87
Dr. Simon is a private investor and financial consultant to businesses. Dr. Simon has served as a member of our Board since August 2007 and was appointed as Chairman of the Board and Chairman of the Audit Committee in January 2021. Dr. Simon has served as a member of the Board of Trustees and as the Chairman of the Nominating and Corporate Governance Committee of Ellington Credit Company (NYSE: EARN) ("EARN") since May 2013. From March 2003 through February 2006, when it was acquired by Wachovia Corp., Dr. Simon was a director of WFS Financial, Inc., a publicly traded financial services company specializing in automobile finance. From 1995 through 2002, Dr. Simon was a director of SoftNet Systems, Inc. ("SoftNet"), during 2001, he served as Acting Chairman, Chief Executive Officer, and Chief Financial Officer for SoftNet, Inc. From 2002 through August 2016 he was a director of its successor company, American Independence Corp. ("AIC"), a holding company engaged principally in the health insurance and reinsurance business. AIC was acquired by Independence Holdings Company ("IHC"), a holding company principally engaged in the disability, health insurance and pet insurance business, in August 2016, and he served as a director of IHC from August 2016 to February 2022, and as a member of the Audit Committee from November 2017 to February 2022. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.
Our Board believes that Dr. Simon's expertise in finance and his extensive service in senior officer positions and directorships of public companies in a variety of industries give him the qualifications and skills to serve as a director of our Company.

Name and Position With Our Company	Age	Background Summary
Laurence E. Penn Chief Executive Officer, President & Director	64
Mr. Penn has been our Chief Executive Officer and President and has served as a member of our Board of Directors since August 2007. Mr. Penn is also the Executive Vice President of our Manager and a Vice Chairman of EMG, where he helps oversee many functions of the firm. Mr. Penn also serves on EMG's Investment and Risk Management Committee. Mr. Penn also serves as Chief Executive Officer, President and a member of the Board of Trustees of EARN. Mr. Penn has also served as a Trustee of Ellington Income Opportunities Fund, a closed-end management investment company, since October 2018. In EMG's earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Prior to joining EMG in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers, where he was a Managing Director and co-head of CMO origination and trading, and where he specialized in the trading of CMO derivatives. Prior to trading CMOs and CMO derivatives, Mr. Penn was in charge of Lehman Brothers' structured transaction modeling group from 1987 to 1990, where he was responsible for the structuring, modeling and computer system design for MBS and ABS, and where he was the co-creator (with Jonathan Amsterdam) of "BondTalk," the first high-level programming language specifically designed to model CMOs. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation Fellow and Winston Churchill Scholar. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University in 1983. He was one of five winners nationwide in the 1980 Putnam collegiate mathematics problem solving competition, and represented the United States in the 21st International Mathematics Olympiad held in London, England.
Our Board believes that Mr. Penn's operational experience as President and Chief Executive Officer of our Company, risk management and trading expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a director of our Company.

Edward Resendez Director	69
Mr. Resendez has served as a member of our Board since August 2007. Mr. Resendez served as President and Chief Operating Officer of NuBridge Commercial Lending LLC, or "NuBridge" from August 2020 through August 2023. NuBridge is a small-balance commercial mortgage origination, servicing, and finance company. From November 2013 through February 2018, Mr. Resendez served as Vice Chairman, President and Chief Operating Officer of Cherrywood Commercial Lending, LLC, or "Cherrywood." Cherrywood was a small-balance commercial mortgage origination, securitization, and finance company. Beginning from March 2018 until March 2020, Mr. Resendez served as President and Chief Operating Officer of Cherrywood Mortgage, LLC, the successor company to Cherrywood. From 2007 to September 2009, Mr. Resendez was Senior Vice President-Chief Lending Officer of Kinecta Federal Credit Union and President of Kinecta Alternative Financial Solutions, Inc. From 2002 to 2007, Mr. Resendez was Chief Executive Officer, Board Member and Co-Founder of ResMAE Financial Corporation and its wholly-owned subsidiary ResMAE Mortgage Corporation, or "ResMAE." From 1995 through 2000, Mr. Resendez was the President of Long Beach Mortgage Company. During that timeframe he was also appointed as President and a Management Member of the board of directors for both Long Beach Financial Corporation, when that company went public in 1997 (formerly NASDAQ symbol: LBFC), and its wholly-owned operating subsidiary, Long Beach Mortgage Company, a subprime mortgage company, or, collectively with Long Beach Financial Corporation, "Long Beach." Long Beach was an originator, purchaser, seller and servicer of subprime mortgages. From 1987 to 1995, Mr. Resendez held various management positions at Long Beach, including Executive Vice President—Loan Administration, First Vice President—Risk Management, Vice President—REO Loan Servicing, and Vice President—Retail Origination. Prior to joining Long Beach in 1987, Mr. Resendez held several managerial positions with Transamerica Financial Services from 1977 to 1987. Mr. Resendez earned a B.B.A. from Loyola Marymount University in Los Angeles in 1978, and is a licensed real estate broker in California.
Our Board believes that Mr. Resendez's extensive operational experience in and knowledge of the mortgage lending business give him the qualifications and skills to serve as a director of our Company.

Name and Position With Our Company	Age	Background Summary
Lisa Mumford Director	62
Ms. Mumford has served as a member of our Board since August 2018. She previously served as the Company's Chief Financial Officer ("CFO") and the CFO of our Manager, from October 2009 through her retirement in March 2018. Ms. Mumford also served as the CFO of EARN from April 2013 until her retirement in March 2018. As CFO of the Company and EARN, Ms. Mumford managed all aspects of the accounting, internal control, and financial reporting processes. Ms. Mumford has also served as a member of the Board of Directors of Radian Group Inc., a mortgage and real estate services business since February 2020, and as Chair of the Finance and Investment Committee since December 2021. From August 2008 to October 2009, Ms. Mumford was CFO of ACA Financial Guaranty Corporation, or "ACA FG," where she oversaw all aspects of the finance and accounting operations. From 2003 until August 2008, Ms. Mumford served as the Chief Accounting Officer of ACA Capital Holdings, Inc., or "ACA," of which ACA FG was an operating subsidiary. Prior to joining ACA, and beginning in 1988, Ms. Mumford was with ACE Guaranty Corp., where over her tenure she held the positions of Chief Financial Officer and Controller. She began her career as a staff accountant with Coopers & Lybrand in 1984, culminating in the role of Audit Supervisor at the time of her departure in 1988. Ms. Mumford is a Certified Public Accountant, licensed in the state of New York and holds a B.B.A. in Accounting from Hofstra University and an M.S. in Finance from Baruch College of the City University of New York.
Our Board believes that Ms. Mumford's operational experience as the former CFO of our Company and, in particular, her extensive experience in preparing and reviewing financial statements for financial services companies, give her the qualifications and skills to serve as a director of our Company.

Stephen J. Dannhauser Director	75
Mr. Dannhauser has served as a member of our Board and Chairman of our Nominating and Corporate Governance Committee since January 2021. Prior to joining the Board, Mr. Dannhauser worked at Weil, Gotshal & Manges LLP ("Weil") from 1975 until 2012. Mr. Dannhauser was named Weil’s executive partner in 1989 and served as its chairman from 2001 to 2012. Mr. Dannhauser continued to work at Weil in a consulting capacity through 2015. During his tenure at Weil, Mr. Dannhauser played a key role in crafting and executing business strategies that expanded Weil from its headquarters in New York to comprise 20 offices on three continents. During his tenure as chairman and executive partner, Mr. Dannhauser spent the bulk of his time overseeing the business operations of the firm, building its platform and expanding and deepening its client base. Mr. Dannhauser served as a director of Hydra Industries Acquisition Corp., a special purpose acquisition corporation, from October 2014 until December 2016. Mr. Dannhauser has served on a broad and diverse array of boards, committees and councils in the not-for-profit sector and continues to be actively involved in this arena. Mr. Dannhauser spends substantial time on various pro bono and philanthropic matters. Mr. Dannhauser graduated from the State University of New York at Stony Brook (B.A. with honors, 1972), and from Brooklyn Law School (J.D. with honors in 1975), where he was a member and decisions editor of the Brooklyn Law Review (1973-1975).
Our Board believes that Mr. Dannhauser is qualified to serve as a director of our Company due to his numerous directorship roles, leadership experience, and business industry contacts.

PROPOSAL 2: AN ADVISORY (NON-BINDING) "SAY ON PAY" VOTE
TO APPROVE EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), Section 14A of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and as required by Rule 14a-21 promulgated thereunder, the Board is providing our stockholders with the opportunity to cast, on a non-binding, advisory basis, a "say on pay" vote on a resolution to approve the compensation we pay to our named executive officers. Because the "say on pay" vote is advisory and is not binding on the Board or the Compensation Committee, neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Board values stockholders' opinions and the Compensation Committee will take into consideration the outcome of the vote when making future executive compensation decisions.
As described in the "Executive Compensation Information" section below, we are an externally managed company and all of our named executive officers for 2025 are employees of affiliates of our Manager or EMG, and we have no employees. Notwithstanding the foregoing, our wholly owned subsidiary Longbridge Financial, LLC ("Longbridge") has approximately 500 employees (as of December 31, 2025), who are solely focused on Longbridge’s operations. Because our management agreement provides that our Manager is responsible for managing our affairs, our named executive officers for fiscal year 2025 did not receive any cash compensation directly from us or any of our subsidiaries for serving as our executive officers and we do not have any agreements with any of our named executive officers with respect to their cash compensation and we do not intend to enter into any such agreement or pay any cash compensation directly to them. Notwithstanding the foregoing, we are required by our management agreement to reimburse our Manager or EMG for the allocable share of the salary and other compensation (including cash bonuses) paid by our Manager or EMG to certain of our executive officers who dedicate all or a portion of their time to us, based on the estimated percentage of each officer’s time spent on our affairs, in each case with the amount of such compensation subject to the approval of our Compensation Committee. While all of our named executive officers devote some portion of their time to our affairs, for fiscal year 2025, we were only obligated to reimburse our Manager or EMG for compensation relating to Mr. Herlihy, our Chief Financial Officer, and Mr. Smernoff, our Chief Accounting Officer. However, we have the discretion to pay annual cash bonuses and make incentive equity awards directly to our dedicated or partially dedicated executive officers, including our Chief Financial Officer and our Chief Accounting Officer. The amount of compensation and incentive equity awards that we paid to our Chief Financial Officer and our Chief Accounting Officer during 2025, 2024, and 2023, either directly or indirectly through reimbursements of our Manager or EMG, are described in the "Executive Compensation Information" section below.
This advisory "say on pay" vote gives our stockholders the opportunity to express their views on the compensation we pay to our named executive officers, which at this time is solely limited to our Chief Financial Officer and our Chief Accounting Officer, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, which includes the "Compensation Discussion and Analysis" section, the compensation tables, the narrative discussion and any related material disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation we pay to our named executive officers and the policies and practices described in this Proxy Statement. The Board believes that the current compensation of our Chief Financial Officer and our Chief Accounting Officer provides fair compensation designed to retain and motivate them and properly aligns their interests with those of our stockholders.
For these reasons, the Board unanimously recommends that our stockholders vote in favor of the following resolution:
"Resolved, that the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation paid by the Company to its named executive officers, as disclosed in this Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" section, the compensation tables, the narrative discussion and any related material disclosed in such Proxy Statement."
Current Frequency of Non-Binding, Stockholder Advisory Votes to Approve the Compensation of our Named Executive Officers
Based on the voting results at our 2023 Annual Meeting of Stockholders with respect to the frequency (the "Frequency Vote") of stockholder advisory votes to approve the compensation paid by the Company to its named executive officers, the Board has determined that a non-binding, advisory vote on the compensation paid by the Company to its named executive officers would be included in the Company's proxy materials on an annual basis. As a result, the Board expects to include "say on pay" votes in the Company's proxy materials annually until the next required vote on the frequency of such votes. The next required Frequency Vote is scheduled for the Company's 2029 Annual Meeting of Stockholders.
Our Board recommends a vote "FOR" approval of this resolution (Proposal 2 on the proxy card).

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
The Audit Committee has appointed PricewaterhouseCoopers LLP, or "PwC," as our independent registered public accounting firm to audit the financial statements of our Company and its subsidiaries for the year ending December 31, 2026. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee's action in appointing PwC as the independent registered public accounting firm of our Company. Although we seek ratification of the appointment of PwC as our independent registered public accounting firm, the ratification of the appointment of PwC does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of our Company and stockholders. If our stockholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors.
PwC has advised the Audit Committee that they are an independent accounting firm with respect to our Company and its subsidiaries within the meaning of standards established by the American Institute of Certified Public Accountants, or the "AICPA," the Public Company Accounting Oversight Board, or the "PCAOB," the Independence Standards Board and federal securities laws. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
PwC's 2025 and 2024 Fees
PwC's fees for professional services rendered in or provided for 2025 and 2024, as applicable, were:

	2025	2024
Audit fees	$4,060,238	$3,823,700
Audit-related fees	220,100	200,400
Tax fees	20,000	118,800
All other fees	4,127	3,010
Total fees	$4,304,465	$4,145,910
Audit Fees—Audit fees consist of fees billed by PwC related to the audit of our consolidated financial statements, including Longbridge. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.
Audit-related Fees—Audit-related fees consist of fees billed or expected to be billed by PwC for other audit and attest services, financial accounting, reporting and compliance matters, risk and control reviews, due diligence in connection with mergers and acquisitions, and the issuance of comfort letters and SEC consents and certain agreed upon procedures and other attestation reports including fees for such services provided in connection with our public offerings.
Tax Fees—Tax fees consist of fees billed or expected to be billed by PwC for tax compliance, advisory, and planning services rendered during the fiscal year.
All Other Fees—All other fees mostly consist of costs associated with certain online subscription services.
Audit Committee Pre-Approval Policies and Procedures
On at least an annual basis, the Audit Committee pre-approves a list of services and sets pre-approval fee levels that may be provided by PwC without obtaining engagement specific pre-approval from the Audit Committee. The pre-approved list of services consists of audit services, audit-related services, tax services and all other services. All requests or applications for PwC audit services, audit-related services, tax services or all other services must be submitted to our Chief Financial Officer to determine if the services are included within the pre-approved list of services that have received Audit Committee pre-approval. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee. The Audit Committee has chosen the Audit Committee Chairman as its designee.
All of the services rendered by and fees paid to PwC in 2025 were pre-approved by the Audit Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.
Our Board recommends a vote "FOR" ratification of the appointment of PwC as our independent registered public accounting firm for 2026 (Proposal 3 on the proxy card).

PROPOSAL 4: APPROVAL OF ELLINGTON FINANCIAL INC.'S 2026 EQUITY INCENTIVE PLAN
At the Annual Meeting, stockholders will be asked to approve the 2026 Plan. The Board adopted the 2026 Plan on March 23, 2026, or the "Effective Date," subject to the approval of our stockholders. As of March 23, 2026, an aggregate of 528,483 Common Shares remained available for issuance under the 2017 Equity Incentive Plan or the "2017 Plan." The Board believes that the 2017 Plan has assisted in our recruitment and retention efforts and has helped align the interests of service providers with the interests of our stockholders. The Board believes that the 2026 Plan will also promote these interests.
We believe that approval of the 2026 Plan will give us the flexibility to make stock-based awards and other awards permitted under the 2026 Plan in amounts determined appropriate by the Committee (as defined below). The number of awards we may grant will depend on various factors, including, but not limited to, the future price of our Common Shares, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our Common Shares as of March 31, 2026 was $11.85 per share, as reported on the NYSE.
As of March 31, 2026, the total number of outstanding Common Shares was 124,649,023. Our current potential dilution (which is the number of Common Shares available for grant under the 2017 Plan, divided by the total number of Common Shares outstanding) is approximately 0.4%. If the 2026 Plan is approved by stockholders, the potential dilution from issuances authorized under the 2026 Plan will increase to approximately 9.6%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.
The 2026 Plan is intended to replace the 2017 Plan. Upon stockholder approval of the 2026 Plan, the 2017 Plan will terminate and no further grants will be made under the 2017 Plan. However, any outstanding awards under the 2017 Plan will continue in accordance with the terms of the 2017 Plan, and the applicable award agreements.
The 2026 Plan contains several provisions designed to promote good governance and protect stockholder interests, including: (i) a “double-trigger” change in control vesting requirement, which provides that awards will only accelerate upon a qualifying termination of employment in connection with a change in control, rather than upon the mere occurrence of a change in control; (ii) conservative share recycling provisions that prohibit adding back to the share reserve shares withheld to satisfy tax withholding obligations on any award, shares used to pay the exercise price of options or stock appreciation rights, and shares repurchased using option exercise proceeds; (iii) a one-year minimum vesting requirement for all awards, with limited exceptions; (iv) a prohibition on repricing of options or stock appreciation rights without stockholder approval;
and (v) annual limits on non-employee director awards granted pursuant to the 2026 Plan of $750,000 per director. The
Board believes these features demonstrate the Company’s commitment to responsible equity compensation practices and alignment with stockholder interests.
Consequences of Failing to Approve the Proposal
Failure of our stockholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the 2017 Plan, until the Common Shares available for issuance thereunder are exhausted or it terminates in accordance with its terms. If the 2026 Plan is not approved by stockholders, the 2017 Plan will remain in effect until March 20, 2027, when it expires in accordance with its terms.
Description of the 2026 Plan
A summary description of the material features of the 2026 Plan is set forth below. This summary does not purport to be a complete description of all the provisions of the 2026 Plan and is qualified in its entirety by reference to the 2026 Plan, which is attached as Appendix A to this proxy statement and incorporated by reference in its entirety.
Administration
The 2026 Plan is administered by the Compensation Committee of the Board, except that with respect to awards made to non-employee directors, the 2026 Plan is administered by the Board. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more non-employee directors, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act, and an "independent director" under the rules of any exchange on which the Common Shares are listed.
The Compensation Committee may delegate to a subcommittee of directors or to one or more of our officers all or part of the Compensation Committee's authority and duties under the 2026 Plan, provided that such delegation does not (a) violate state or corporate law or (b) result in a loss of exemption under Rule 16b-3(d)(1) of the Exchange Act with respect to an award. This summary uses the term "Committee" to refer to the Compensation Committee and any delegate of the Compensation Committee, or in the case of awards made to non-employee directors, the Board.

Subject to the terms of the 2026 Plan, the Committee may select participants who receive awards and will determine the types of awards and the terms and conditions of awards. The Committee also may interpret the provisions of the 2026 Plan.
Number of Shares; Award Limitations
A total of 12,000,000 Common Shares are authorized to be issued under the 2026 Plan, which number also represents the maximum aggregate number of Common Shares that may be issued under the 2026 Plan through incentive stock options. This number represents approximately 9.6% of our outstanding Common Shares as of the record date. LTIP Units granted under the 2026 Plan, including any awards issued to the Manager pursuant to the management agreement, will reduce the number of Common Shares available for issuance under the 2026 Plan on a one-for-one basis, subject to the share counting and adjustment provisions of the 2026 Plan. The closing sale price of a Common Share, as quoted on the New York Stock Exchange on March 31, 2026, was $11.85.
The aggregate grant date fair value of all awards granted under the 2026 Plan to each non-employee director in any calendar year may not exceed $750,000.
Source of Shares
The Common Shares issuable under the 2026 Plan consist of authorized but unissued shares. If any shares covered by an award are not issued or are forfeited, if an award is settled in cash or if an award otherwise terminates without issuance and delivery of any Common Shares, then the number of Common Shares that are forfeited, terminated, or settled in cash will again be available for making awards under the 2026 Plan. The following shares will not again be available for future grants or awards under the 2026 Plan: (i) shares subject to a stock-settled option or SAR that were not issued upon net settlement or net exercise; (ii) shares tendered or withheld to satisfy the exercise price or grant price of an option or SAR; (iii) shares tendered or withheld to satisfy tax withholding obligations with respect to any award; and (iv) shares repurchased by us on the open market using the proceeds of the exercise of an option.
Eligibility
Any officer or employee of the Company or one of its affiliates and any member of the Board is eligible to participate in the 2026 Plan. In addition, any other individual who provides services to the Company or one of its affiliates (including an individual who provides services to the Company or one of its affiliates by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an affiliate of the Manager or the Operating Partnership), the Manager and any consultant or advisor to the Company or to any parent or subsidiary of the Company that is a non-natural person is eligible to participate in the 2026 Plan if such participation in the 2026 Plan is determined, by the Committee, to be in the best interests of the Company.
In addition to the Manager, we currently have five named executive officers and four non-employee directors, all of whom are eligible to receive awards under the 2026 Plan.
Options
The 2026 Plan permits the grant of options to purchase Common Shares intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, or the "Code," and options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of a Common Share on the date of grant (110% in the case of incentive stock options granted to a participant holding 10% or more of the Company's Common Shares). The Committee may, in its sole discretion and without the consent of the participant, grant options in substitution for options held by employees of companies that we may acquire. In such cases, the exercise price of the substitute options may be set at a level that is less than the fair market value of a Common Share on the date of grant, to the extent permitted by applicable law and exchange rules.
The term of each stock option will be fixed by the Committee but may not exceed 10 years from the date of grant (five years in the case of incentive stock options granted to a participant holding 10% or more of our Common Shares). The Committee will determine at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. Except in the case of certain substitutions or certain changes in our capitalization, such as a stock dividend, stock split, extraordinary cash dividend, subdivision or consolidations of shares that affect the number of Common Shares or the fair market value of our Common Shares, the exercise price of an option may not be reduced after its grant without the approval of our stockholders. In addition, no payment may be made in cancellation of an option whose exercise price exceeds fair market value without the approval of our stockholders.
In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering Common Shares, by attestation of ownership of Common Shares, by means of a broker-assisted cashless exercise, or in any other form or manner acceptable to the Committee. Any rights or restrictions with respect to the ability to transfer an option shall be set forth in the applicable award agreement, except that any option may be transferred by will or by the laws of descent and distribution. Incentive stock options granted under the 2026 Plan are nontransferable other than by will or laws of descent and distribution.
Stock Appreciation Rights
Stock appreciation rights, or SARs, may be awarded under the 2026 Plan. SARs entitle the participant to receive a number of Common Shares, cash or a combination of Common Shares and cash, based on the increase in the fair market value of the shares from their grant date fair market value. The term of any SAR will be determined by the Committee, but in no event will an SAR have a term of more than 10 years from the date of grant (five years in the case of an SAR that is related to an incentive stock option granted to a participant holding 10% or more of our Common Shares). Any rights or restrictions with respect to the ability to transfer an SAR shall be set forth in the applicable award agreement, except that any SAR may be transferred by will or by the laws of descent and distribution. An SAR that relates to an incentive stock option is nontransferable other than by will or laws of descent and distribution.
Stock Awards
The 2026 Plan also permits the grant of stock awards, either in the form of restricted stock or unrestricted stock. A participant's rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below. No stock award granted under the 2026 Plan may vest or become exercisable earlier than the first anniversary of the date of grant, subject to limited exceptions including awards granted in connection with acquisitions, awards to non-employee directors that vest at the next annual meeting of stockholders, acceleration upon death or disability, acceleration upon a change in control or qualifying termination, and awards covering up to 5% of the total shares available under the 2026 Plan.
Restricted Stock Units
The 2026 Plan also allows the grant of restricted stock units, or RSUs, meaning the right to receive Common Shares, cash or a combination of Common Shares and cash in the future. At the time the RSU is granted, the Committee will specify the terms and conditions which govern the RSU, and will specify whether dividend equivalent rights are granted in connection with the RSUs. A participant's rights in the RSU may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria (or a combination of the two). These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.
Performance Awards
Performance awards are awards granted to participants that are based upon performance goals specified by the Committee. The Committee may designate participants to receive performance awards and may specify the number of Common Shares or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time the performance award is granted, the Committee will specify the terms and conditions which govern the performance award and will specify whether dividend equivalent rights are granted in connection with the performance award. A participant will be entitled to receive payment pursuant to the performance award, subject to continued employment or service and/or the satisfaction of certain performance goals established by the Committee, which may include any performance objective established by the Committee, whether measured on an absolute or relative basis, individually or in combination, and determined in accordance with such criteria and on such terms as the Committee deems appropriate. The performance period applicable to any performance award shall be set by the Committee but may not exceed 10 years. Performance awards may be settled in cash, by the issuance of Common Shares, by the delivery of other securities or property or a combination thereof.
Other Equity-Based Awards
Other equity-based awards means awards, other than incentive awards, options, SARs, stock awards, restricted stock unit awards, or performance awards, that entitle the participant to receive Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Common Shares or other equity interests (including long-term incentive plan units, or "LTIP Units"). An LTIP Unit represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the Amended and Restated Limited Liability Company Operating Agreement of the Operating Partnership, or the "Operating Partnership Agreement." The grant of LTIP Units must satisfy the requirements of the Operating Partnership Agreement.
The Committee may designate participants to receive other equity-based awards and will specify the number of Common Shares or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time such other equity-based award is granted, the Committee will specify the terms and conditions which govern the award and will specify whether dividend equivalent rights are granted in connection with the award. Other equity-based awards may be settled in Common Shares, cash, other equity interests or units (including LTIP Units) or a combination thereof.
Incentive Awards
Incentive awards entitle the participant to receive a single lump sum payment which may be in cash, Common Shares, or a combination of cash and Common Shares, in the discretion of the Committee. At the time an incentive award is granted, the Committee will specify the terms and conditions which govern the award.
Substitute Awards
Awards may be granted in substitution or exchange for any other award granted under the 2026 Plan or under another plan or any other right of a participant to receive payment from us. Awards may also be granted under the 2026 Plan in substitution for similar awards held by individuals who become participants as a result of a merger, consolidation, acquisition or similar transaction.
Adjustments for Stock Dividends and Similar Events
The Board will make appropriate adjustments in the number and terms of outstanding awards and the number of Common Shares available for issuance under the 2026 Plan to reflect dividends, stock splits, spin-off and other similar events listed in the 2026 Plan that affect the number or kind of Common Shares or the fair market value of the Common Shares.
Change in Control
Upon a "Qualifying Termination," meaning a termination of a participant's services without cause or for good reason occurring within the period beginning three months prior to and ending twenty-four months following a change in control, all outstanding options and SARs will become fully vested and exercisable, and all other outstanding awards will become fully earned and non-forfeitable, with any applicable performance conditions deemed satisfied at the greater of target level or actual performance as of the date of such termination.
In connection with a change in control, the Committee is also authorized, in its discretion, to provide that outstanding awards will be assumed by, or replaced with substitute awards issued by, the surviving company in the change in control. If awards are not so assumed or replaced, the Committee may, in its discretion, cancel outstanding awards in exchange for a payment equal to the amount received by our stockholders in the transaction or, in the case of options and stock appreciation rights, the amount by which that value exceeds the option exercise price or initial value of the stock appreciation right.
Under the 2026 Plan, a "change in control" is generally defined to include (i) the acquisition by any person of the direct or indirect beneficial ownership of more than 50% of our outstanding voting securities; (ii) a merger, consolidation or similar transaction unless, following the transaction, our stockholders continue to own more than 50% of the voting power of the surviving or parent entity and a majority of the board of the surviving or parent entity consists of continuing directors; (iii) the approval of a plan of complete liquidation of the Company or the direct or indirect sale of substantially all of our assets; or (iv) the individuals constituting the Board as of the effective date of the 2026 Plan ceasing to constitute at least a majority of the Board during any consecutive twenty-four month period.
Amendment or Termination of the 2026 Plan
While the Board may terminate or amend the 2026 Plan at any time, no amendment may adversely impair the rights of participants with respect to outstanding awards. In addition, any amendment will be contingent on approval of our stockholders to the extent required by law, the rules of the New York Stock Exchange or other exchange on which the Common Shares are then listed or if the amendment would increase the benefits accruing to participants under the 2026 Plan, materially increase the aggregate number of Common Shares that may be issued under the 2026 Plan (except for adjustments made in connection with a stock dividend or similar event), or materially modify the requirements as to eligibility for participation in the 2026 Plan.
Unless terminated earlier, the 2026 Plan will terminate on the tenth anniversary of the Effective Date, but will continue to govern unexpired awards.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the 2026 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the 2026 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of Common Shares on the date of grant, SARs payable in cash, restricted stock units, and certain other awards that may be granted pursuant to the 2026 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants
Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Shares received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any Common Shares received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such Common Shares on the date of exercise. Subject to the discussion under "–Tax Consequences to the Company" below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the Common Shares acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the Common Shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Shares must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the Common Shares received upon exercise of the incentive option, or "ISO Shares," over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant's regular tax liability in a later year to the extent the participant's regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period, or a "Disqualifying Disposition," the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under "–Tax Consequences to the Company," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held Common Shares (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held Common Shares in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of Common Shares received upon exercise which equals the number of previously held Common Shares surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held Common Shares surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional Common Shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The 2026 Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2026 Plan allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor's gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the Common Shares, the potential for future appreciation or depreciation of the Common Shares, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2017, subject to adjustment in future years), (ii) the transferor's lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant's gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Stock Awards, Other Equity-Based Awards, Incentive Awards, Performance Awards and Restricted Stock Units.
A recipient of a stock award or other equity-based award (other than LTIP Units) or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Shares when received, reduced by any amount paid by the recipient; however, if the Common Shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares (i) when the Common Shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the Common Shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited Common Shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted common stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
LTIP Units received by a participant are intended to be treated as profits interests in a partnership for U.S. federal income tax purposes. The IRS has provided safe harbors governing the issuance of profits interests. Although the LTIP Units are intended to comply with those safe harbors, there can be no assurance that they will do so. Additionally, the safe harbors and the treatment of profits interests generally under the U.S. federal income tax rules are currently under review by the Internal Revenue Service, the Department of the Treasury, and Congress.
Provided that the LTIP Units are respected as profits interests, a participant will not realize taxable income upon the issuance of an LTIP Unit or upon the vesting of an LTIP Unit, and neither the Company nor the Operating Partnership will be allowed a deduction upon issuance or vesting. Instead, the participant will be treated as a partner in the Company or the Operating Partnership, as applicable, from the date of grant of the LTIP Unit, and will consequently receive allocations of income, gain, loss, credit and deduction from the Company or the Operating Partnership, as applicable, along with distributions of cash. Such items generally have the same character (i.e., capital or ordinary) in the hands of the participant as the items had in the hands of the Company or the Operating Partnership, as applicable. Additionally, if and when an LTIP Unit both vests and reaches capital account equivalency under the Company's operating agreement or the Operating Partnership Agreement, a participant will be eligible to convert that LTIP Unit into a Common Share or an Operating Partnership unit.
A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or Common Shares in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the Common Shares received.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2026 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Clawback
The 2026 Plan and all awards granted thereunder will be subject to any written clawback policies that we adopt. Such clawback policy may subject a participant's awards and amounts paid or realized with respect to awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company's material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission.
New Plan Benefits
Because Awards granted under the 2026 Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants. Therefore, the New Plan Benefits Table is not provided. For information regarding awards previously granted under the 2017 Plan that remain outstanding, see the table below.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information as of December 31, 2025 with respect to compensation plans under which our equity securities are authorized for issuance. We have no such plans that were not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of our outstanding options, warrants or rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,159,672	(1)	N/A	944,120	(2)
(1)Represents outstanding OP LTIP Units, which are a separate class of limited liability company interests structured as profits interests. Subject to certain forfeiture provisions, the OP LTIP Units, may be converted, at the election of the holder or at any time at our election, into OP Units on a one-for-one basis. Subject to certain conditions, the OP Units are redeemable by the holder for an equivalent number of Common Shares or for the cash value of such Common Shares, at our election. Of the 1,159,672 OP LTIP Units outstanding as of December 31, 2025, 30,193 were issued pursuant to our 2007 Incentive Plan for Individuals, 365,518 were issued pursuant to our 2007 Incentive Plan for Entities, and 763,961 were issued pursuant to our 2017 Plan.
(2)As of December 31, 2025, a total of 944,120 Common Shares and OP LTIP Units remain available for issuance under our 2017 Plan. In the event that an award granted under the 2017 Plan (including OP LTIP Units) expires, is forfeited, or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Shares, then any Common Shares covered by such lapsed, canceled, expired, unexercised or cash-settled portion of such award and any forfeited, lapsed, canceled, or expired OP LTIP Units shall be available for the grant of other awards under the 2017 Plan. Common Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award will not be available for future grants or awards.
Our Board recommends a vote "FOR" the Ellington Financial Inc. 2026 Equity Incentive Plan (Proposal 4 on the proxy card).

CORPORATE GOVERNANCE
The Board of Directors
Our business is managed through the oversight and direction of our Board of Directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. EFM is an affiliate of EMG, a private investment management firm and registered investment advisor that specializes in fixed income strategies, and is responsible for administering our business activities and day-to-day operations. Our Board currently consists of five directors. The directors are informed about our business at meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.
Our Board has established three standing committees that are comprised solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.
Director Independence
Our Board has determined that four of our five current directors and nominees are independent directors as defined by the requirements of the NYSE and our Corporate Governance Guidelines. Our Board has adopted, through its approval of our Corporate Governance Guidelines, the categorical standards prescribed by the NYSE to assist the Board in evaluating the independence of each of our directors and nominees. The categorical standards describe various types of relationships that could potentially exist between a board member and our Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and our Board determines, after taking into account all facts and circumstances, that no other material relationship between our Company and the director exists of a type not specifically mentioned in the categorical standards, our Board will deem such person to be independent. A director shall not be independent if he or she satisfies any one or more of the following criteria:
1.A director who is, or who has been within the last three years, an employee of our Company or any of its affiliates, or whose immediate family member is, or has been within the last three years, an executive officer of our Company or any of its affiliates.
2.A director who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our Company (excluding director and committee fees, and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).
3.(A) A director who is or whose immediate family member is a current partner of a firm that is our internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (D) a director who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.
4.A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company's compensation committee.
5.A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year).
Pursuant to our Corporate Governance Guidelines, our Board also considers a director's charitable relationships in determining independence. A director who is an officer, director, or trustee of a charitable or non-profit organization will not be considered to have a material relationship with our Company that impairs the director's independence so long as our contributions to the entity in any single fiscal year (excluding amounts contributed by our Company under its employee matching gift program) are less than $100,000 or 2% of such entity's consolidated gross revenues (whichever is greater).
Under these criteria, our Board has determined that the following members that are nominated to be directors of our Board are independent: Stephen J. Dannhauser, Lisa Mumford, Edward Resendez, and Ronald I. Simon, Ph.D.

Executive Sessions of Our Independent Directors
In accordance with NYSE requirements and our Corporate Governance Guidelines, the independent directors of our Board meet in executive session at least quarterly, without management present. Generally, these executive sessions follow a regularly scheduled quarterly meeting of our Board. In 2025, the independent directors of our Board met in executive session four times without management. Our Chairman typically presides over such executive sessions of our independent directors.
Information Regarding Our Board and Its Committees
Directors are expected to attend all of our regular and special meetings of the Board and all meetings of the committees on which they serve. In 2025, there were 16 meetings of the Board, and each of the current directors attended at least 75% of the meetings of both the Board and committees on which he or she served.
We have a policy that directors attend our annual meetings of stockholders. Mr. Resendez, Dr. Simon, Ms. Mumford, Mr. Penn, and Mr. Dannhauser attended the 2025 Annual Meeting of Stockholders.
Our Board of Directors has established three standing committees of the Board: Audit, Compensation, and Nominating and Corporate Governance. The charter for each committee, more fully describing the responsibilities of each committee, can be found on our website at www.ellingtonfinancial.com under the "Investors—Corporate Governance" section. Pursuant to their charters, each of these committees is comprised solely of independent directors. The table below indicates our current committee membership and the number of times each committee met in 2025.

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edward Resendez	Member	Chair	Member
Stephen J. Dannhauser	Member	Member	Chair
Lisa Mumford	Member	Member	Member
Ronald I. Simon, Ph.D.	Chair	Member	Member
Number of Meetings in 2025	9	7	4
Our committees make recommendations to the Board as appropriate and regularly report on their activities to the entire Board.
Audit Committee
Pursuant to its charter, our Audit Committee assists the Board in overseeing (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent auditors; and (4) the performance of our independent auditors and internal audit function.
Each member of the Audit Committee meets the independence requirements of the NYSE and SEC rules and regulations, and each is financially literate. Our Board has determined that each of Dr. Simon, the chairman of our Audit Committee, and Lisa Mumford, is an "audit committee financial expert" as that term is defined by the SEC and that each satisfies the financial expertise requirements of the NYSE.
Compensation Committee
Pursuant to its charter, the Compensation Committee's principal functions are to assist the Board in discharging its responsibilities relating to (1) compensation of our directors and officers; (2) review, approval, and administration of compensation plans and programs and other benefit plans for our directors, officers, employees, and consultants and other third parties who perform services for us; and (3) compensation of our Manager.
Our Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE that apply to compensation committee members.
Compensation Committee Interlocks and Insider Participation
The directors who served on the Compensation Committee in fiscal year 2025 included Stephen J. Dannhauser, Edward Resendez, Ronald I. Simon, Ph.D, and Lisa Mumford. Other than Ms. Mumford (who previously served as Chief Financial Officer of the Company), none of the members of the Compensation Committee is, or has ever been, an officer or employee of the Company or any of its affiliates, and none of whom has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee during the fiscal year ended December 31, 2025.

Nominating and Corporate Governance Committee
Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for identifying, recruiting, considering, and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual meetings of stockholders. It also reviews the background and qualifications of individuals being considered as director candidates pursuant to attributes and criteria established by the committee and the Board from time to time. It reviews and makes recommendations on matters involving general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of our Board's performance as a whole and of the individual directors and reports thereon to the Board. The committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been pre-approved pursuant to pre-approval guidelines to address specific categories of transactions, which the committee reviews, evaluates and updates, as appropriate, from time to time.
In selecting candidates to recommend to our Board as director nominees, the Nominating and Corporate Governance Committee looks at a number of attributes and criteria, including experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. In assessing the needs of the Board, the Nominating and Corporate Governance Committee and our Board review and consider from time to time the requisite skills and characteristics of individual directors as well as the composition of the Board as a whole. After completing its evaluation of individual director nominees and our Board as a whole, our Board concluded that the five nominees for director named in this Proxy Statement collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and its stockholders and a dedication to enhancing stockholder value.
The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders for service on our Board and such proposed nominees will be considered and evaluated under the same criteria as described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election (even if an election contest is not involved), or is otherwise required, in each case pursuant to and in accordance with Regulation 14A, a written consent to being named in any proxy statement as a nominee at any meeting for the election of directors and to serving as a director if elected and must otherwise comply with the requirements under our bylaws for stockholders to propose nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information addressed to Attention: Secretary, Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870. All recommendations for director nominations received by the Secretary that satisfy our bylaws requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. For more information regarding these timing requirements, see "General Information—Stockholder Proposals."

Board Leadership Structure
While the roles are currently separated, our Board of Directors has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Instead, the Board believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a Chief Executive Officer. The Board of Directors believes that the current separation of the role of Chief Executive Officer and Chairman of the Board is appropriate because it allows our Chief Executive Officer to focus on running our business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Board Oversight of Risk
Our Board of Directors believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and officers of our Manager and, as appropriate, to our Board of Directors or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board's decision-making.
EMG has an Investment and Risk Management Committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies, and investment guidelines. The members of the Investment and Risk Management Committee include one of our directors, Mr. Penn, as well as two of our officers, Michael Vranos and Mark Tecotzky. The Audit Committee has been designated by our Board to take the lead in overseeing risk management. As part of its oversight function, the Audit Committee receives briefings provided by members of the Investment and Risk Management Committee, officers of our Manager and various advisors to our Company regarding the adequacy of our risk management processes. The Audit Committee also regularly receives briefings from our internal auditor.
In addition, the Audit Committee receives regular reports from management on cybersecurity and related risks. Our Board of Directors’ oversight of cybersecurity risk management is supported by the Audit Committee, which regularly interacts with our management team and other professionals who are responsible for assessing and managing material risks from cybersecurity threats at our Company. We also regularly engage third parties to perform assessments of our cybersecurity posture, including penetration testing, user access control reviews and independent reviews of our information security control environment, and operating effectiveness. The results of such assessments, tests and reviews are reported to the Audit Committee and our Board of Directors, and we adjust our cybersecurity policies, standards, processes and practices as necessary based on the information provided by these assessments, tests and reviews, including the implementation of new software and technologies.
Our Board also encourages our officers and the officers of our Manager to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations and continually works with our officers, the officers of our Manager and our advisors to assess and analyze the most likely areas of future risk for our Company. In addition, our Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Manager who are partially dedicated to providing services to the Company taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.
Code of Business Conduct and Ethics
Our Board of Directors has established a Code of Business Conduct and Ethics that applies to our officers and directors and to our Manager's and certain of its affiliates' officers, directors and employees when such individuals are acting for or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•compliance with applicable governmental laws, rules, and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the Code of Business Conduct and Ethics; and
•accountability for adherence to the Code of Business Conduct and Ethics.
EMG also has its own Code of Ethics with which employees of EMG and our Manager, including officers of our Company, must also comply. Our Code of Business Conduct and Ethics is intended to complement EMG's Code of Ethics. To the extent there is any conflict between our Code of Business Conduct and Ethics and EMG's Code of Ethics with respect to the officers of our Company and the officers, employees, and other personnel of EMG and our Manager who perform services for or on our behalf, the provisions of our Code of Business Conduct and Ethics will control, except to the extent that the provisions of EMG's Code of Ethics are more restrictive, in which case the provisions of EMG's Code of Ethics will control. Any waiver of our Code of Business Conduct and Ethics of our executive officers or directors may be made only by our Board or one of its committees.
We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K by posting such information on our website at www.ellingtonfinancial.com under the "Investors—Corporate Governance" section of the website.
Clawback Policy
Our Board adopted the Ellington Financial Inc. Clawback Policy (the “Clawback Policy”) effective as of November 2, 2023, which supersedes and replaces all prior and contemporaneous policies of the Company regarding incentive compensation recoupment. In the event that the Company is required to prepare a financial restatement, the Compensation Committee shall, to the extent practicable, recoup all incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the applicable period, that exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures (as defined in the Clawback Policy), as reflected in the restatement.
Communications with Our Board
Our Board has established a process for stockholders and other interested parties to communicate with the members of our Board, any director (including the Chairman of the Board), non-management members of the Board as a group or any committee. To do so, a stockholder or other interested party may send a letter addressed to Attention: Secretary, Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870. The Secretary will forward all such communications to our directors.
Availability of Our Corporate Governance Materials
Stockholders may view our corporate governance materials, including the written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.ellingtonfinancial.com under the "For Investors—Corporate Governance" section of the website. A copy of any of these documents will be provided free of charge to any stockholder upon request by writing to Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

CORPORATE RESPONSIBILITY
We prioritize active stockholder engagement, a commitment to providing clear and consistent disclosure and maintaining a high level of transparency.
EMG has a standing environmental, social governance ("ESG") Committee to address a variety of issues, including EMG's impact on the environment, employee engagement, and community involvement.
Environmental
As an investment firm with over 170 employees, the vast majority of whom work out of EMG's offices in Old Greenwich, CT and New York, NY, we believe that EMG's corporate footprint and business operations have a relatively modest impact on the environment. Nevertheless, we believe in promoting a sustainable environment by using resources as efficiently and responsibly as practicable. Our commitment to these principles is reflected in our daily activities in a variety of ways:
•EMG's offices are conveniently located near mass transportation, which enables our employees to commute efficiently. Further, EMG provides financial incentives to employees who use public transportation.
•To reduce energy usage, EMG uses Energy Star® certified desktops, monitors, and printers, and utilizes motion sensor lighting and cooling to reduce energy usage in non-peak hours.
•To reduce waste and promote a cleaner environment, EMG uses green cleaning supplies and kitchen products; recycles electronics, ink cartridges, and packaging; provides recycling containers to employees; and uses water coolers.
•EMG also attempts to reduce the number of single use cups and plastic water bottles in its offices by providing reusable bottles and cups.
Social
Human Capital
Behind our success is EMG's most notable asset, its employees. To foster the health and well-being of EMG's employees and their families, EMG's full-time employees have access to robust health and wellness programs. EMG employee benefits include:
•EMG bears the majority of the cost of medical, prescription, dental, life, and a variety of long- and short-term disability insurance policies;
•Paid time off;
•Paid parental leave;
•Gym subsidies;
•In-office flu shot clinics; and
•401(k) plan.
To attract and retain talent, EMG supports the professional development of its employees with a variety of opportunities for personal growth through training, education support, mentorship programs, and internships, including:
•Professional training includes a lunch-and-learn series and reimbursement for continuing professional education;
•All employees participate in mid-year and/or annual performance reviews; and
•Approximately 25% of open positions were filled internally in 2025; the average tenure of EMG employees is eight years.
EMG also supports professional development through affinity groups, such as a women’s networking group.
Investment Strategies
We invest in a diverse array of financial assets. As part of our investment strategy, we are a provider of capital to the U.S. housing market, enhancing liquidity in the residential real estate mortgage market and, in turn, facilitating home ownership and stability within communities. Our portfolio includes “non-QM” loans, which are loans that do not qualify as “qualified mortgages” under the rules of the Consumer Financial Protection Bureau. Many non-QM loans are made to creditworthy borrowers who cannot provide traditional documentation for income, such as borrowers who are self-employed, and, therefore, non-QM loans are often their only option to obtain credit.

Charitable Activity
EMG and senior members of management contribute to numerous charitable causes. EMG also supports employee charitable contributions with a matching gift program, hosting food drives, and other community events. In addition, Longbridge provides donations to a number of charitable causes.
Governance
We are committed to strong alignment with our stakeholders in governance, ethics, and compliance. We operate under a Code of Business Conduct and Ethics, and all employees are required to undertake compliance training annually. We have an established Whistleblower Policy and hotline to encourage transparency and accountability. Further, our officers and directors, and partners and affiliates of EMG (including families and family trusts of the foregoing) owned approximately 3.6% of our outstanding common equity as of December 31, 2025, representing strong alignment with stockholders.
Our directors and officers and EMG personnel are not permitted to engage in short sales of our securities or derivative transactions involving our securities designed to hedge or offset any decrease in the market value of our securities.
EMG incorporates ESG values in its risk management function by, among other ways, providing transparency about risk exposures to stakeholders, including our directors, investors, senior management, and portfolio managers. It also fosters dialogue about emerging sources of risk and assumptions driving investment decisions.
For more information about our corporate governance practices, see "Corporate Governance" above.

DIRECTOR COMPENSATION
For the year ended December 31, 2025, our director compensation program consisted of an annual cash retainer of $105,000 for each of our independent directors. In addition, the Chairman of our Board and the Chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board also received an additional annual cash retainer of $25,000, $20,000, $10,000 and $10,000, respectively, and members of our Board who serve on the board of directors of Longbridge also received an additional cash retainer of $20,000. Each of our independent directors is eligible to receive awards under our 2017 Equity Incentive Plan, or the "2017 Plan," and our director compensation program has historically included awards under the 2017 Plan of LTIP Units of Ellington Financial Operating Partnership LLC, our operating partnership subsidiary (the "Operating Partnership" and such LTIP Units, the "OP LTIP Units") or restricted shares that vest over a one-year period subject to the director’s continued service on the Board. In 2025, each independent director received an equity award with a grant date value of approximately $125,000, in the form of OP LTIP Units or restricted shares, at the election of the director. Subject to certain forfeiture provisions, OP LTIP Units may be converted, at the election of the holder or at any time at our election, into common units ("OP Units") of the Operating Partnership on a one-for-one basis. Subject to certain conditions, the OP Units are redeemable by the holder for an equivalent number of Common Shares or for the cash value of such Common Shares, at the Company's election.
We reimburse our directors for their travel expenses incurred in connection with their attendance at in-person full Board and committee meetings as well as the Annual Meeting of Stockholders and certain director education events.
Compensation of Our Directors in 2025
The table below describes the compensation earned by our directors during the fiscal year ended December 31, 2025. Any member of the Board who is also an employee of our Manager, EMG or their respective affiliates does not receive additional compensation for their service on the Board.

Name	Fees Earned or Paid in Cash	Equity Compensation Awards (1)	All Other Compensation(2)	Total Compensation
Ronald I. Simon, Ph.D.	$170,000	$125,001	$16,657	$311,658
Edward Resendez	135,000	125,001	13,389	273,390
Lisa Mumford	105,000	125,001	16,657	246,658
Stephen Dannhauser	115,000	125,001	13,389	253,390
(1)Represents the aggregate grant date fair value of 9,198 OP LTIP Units or restricted common stock ("Restricted Shares") granted to each independent in 2025 pursuant to the 2017 Plan. The aggregate grant date fair value was calculated in accordance with the Financial Accounting Standards Board's, or "FASB," Accounting Standards Codification, or "ASC," Topic 718 based on the closing sale price for our Common Shares on the NYSE on the date of grant and disregarding estimated forfeitures. See “Note 2—Significant Accounting Policies” of the notes to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for additional information regarding the assumptions underlying such calculation. Each director was given the option between accepting 9,198 OP LTIP Units or 9,198 restricted shares at a Board meeting held on September 10, 2025; Mr. Simon and Ms. Mumford elected to receive restricted shares and Mr. Resendez and Mr. Dannhauser elected to receive OP LTIP Units. All of the equity awards granted at the September 10, 2025 meeting will vest in full on September 9, 2026, with each subject to the independent directors’ continued service on the Board through such date. Other than such OP LTIP Units and restricted shares, none of our independent directors were granted any stock or option awards during the fiscal year ended December 31, 2025.
(2)Amounts reported in this column reflect dividends paid on unvested OP LTIP Units and/or restricted shares held by our independent directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Each of our directors and director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Nominating and Corporate Governance Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.
Transactions Effected by EMG and its Affiliates in Respect of Our Portfolio
We may from time to time enter into certain "related party transactions" with EMG and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other accounts of EMG which are described in the written management agreement with our Manager.
•Cross Transactions—defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by EMG or our Manager, on the other hand. It is EMG policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. EMG or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager's executing cross transactions. Additionally, unless approved in advance by a majority of our independent directors or pursuant to and in accordance with a policy that has been approved by a majority of our independent directors, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager's current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (1) at prices based upon third party bids received through auction, (2) at the average of the highest bid and lowest offer quoted by third party dealers, or (3) according to another pricing methodology approved by our Manager's Chief Compliance Officer.
•Principal Transactions—defined as transactions between EMG or our Manager (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager, EMG (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent directors and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.
•Investment in other EMG accounts—pursuant to the management agreement, if we invest at issuance in the equity of any collateralized debt obligation, or "CDO," that is managed, structured or originated by EMG or one of its affiliates, or if we invest in any other investment fund or other investment for which EMG or one of its affiliates receives management, origination or structuring fees, then, unless agreed otherwise by a majority of our independent directors, the base management and incentive fees payable by us to our Manager will be reduced by (or our Manager will otherwise rebate to us) an amount equal to the applicable portion (as described in the management agreement) of any such management, origination or structuring fees.
•Split price executions—pursuant to the management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by EMG, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.
Management Agreement
We entered into a management agreement with our Manager upon our inception in August 2007, pursuant to which our Manager provides for the day-to-day management of our operations. Mr. Vranos, our Co-Chief Investment Officer, Mr. Penn, our Chief Executive Officer, President and Director, Mark Tecotzky, our Co-Chief Investment Officer, JR Herlihy, our Chief Financial Officer, Christopher Smernoff, our Chief Accounting Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of our Manager. The management agreement, as amended, requires our Manager to manage our assets, operations and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. A description of the material terms of the management agreement is included in "Item 1. Business—Management Agreement" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
On August 11, 2025, we, our Manager and the Operating Partnership entered into the Ninth Amended and Restated Management Agreement (the "Management Agreement"). The Management Agreement replaced the Eighth Amended and

Restated Management Agreement, dated as of March 11, 2025 and effective as of April 1, 2025, among us, the Operating Partnership and our Manager (together with the Management Agreement, the "2025 Management Agreement").
The 2025 Management Agreement made certain changes to the Seventh Amended and Restated Management Agreement, dated as of March 13, 2018, among us, the Operating Partnership and our Manager (the "Previous Management Agreement"), including: (i) updating references to our corporate form to reflect our previously announced and completed transition from a limited liability company to a corporation, (ii) clarifying and refining certain portions of the expense reimbursement provision, and (iii) simplifying the calculation of the "Hurdle Amount," removing complexity in the methodology while preserving the intent in the Previous Management Agreement.
Base Management Fees
Under the Management Agreement, we pay our Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of the equity of the Operating Partnership (calculated in accordance with U.S Generally Accepted Accounting Principles, or "U.S. GAAP," as of the end of each fiscal quarter (before deductions for base management and incentive fees payable with respect to such fiscal quarter)), provided that the equity of the Operating Partnership is adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors, and approval by a majority of our independent directors in the case of non-cash charges.
Total base management fees incurred for the year ended December 31, 2025 were $25.4 million as compared to $23.5 million for the year ended December 31, 2024. These amounts are net of fee rebates of $0.7 million and $0.3 million, respectively.
Incentive Fees
In addition to the base management fee, with respect to each fiscal quarter we pay our Manager an incentive fee equal to the excess, if any, of (i) the product of (A) 25% and (B) the excess of (1) our Adjusted Net Income (described below) for the related Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter, other than the final fiscal quarter, comprising the related Incentive Calculation Period.
For purposes of calculating the incentive fee, "Adjusted Net Income" for the Incentive Calculation Period means the net increase/(decrease) in equity resulting from operations of the Operating Partnership (or such equivalent U.S. GAAP measure based on the basis of presentation of our consolidated financial statements), after all base management fees but before any incentive fees for such period, and excluding any non-cash equity compensation expenses for such period, as reduced by any Loss Carryforward (as described below) as of the end of the fiscal quarter preceding the Incentive Calculation Period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.
For purposes of calculating the incentive fee, the "Loss Carryforward" as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) the net increase in equity resulting from operations of the Operating Partnership (expressed as a positive number) or the net decrease in equity resulting from operations of the Operating Partnership (expressed as a negative number) for such fiscal quarter (or such equivalent U.S. GAAP measures as may be appropriate depending on the basis of presentation of our consolidated financial statements), as the case may be, calculated in accordance with U.S. GAAP, adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. There was no Loss Carryforward as of either December 31, 2025 or December 31, 2024.
For purposes of calculating the incentive fee, the "Hurdle Amount" means, with respect to any fiscal quarter, is equal to the product of (i) the total common equity of the Operating Partnership, calculated in accordance with U.S. GAAP as of the end of the immediately preceding fiscal quarter, adjusted to exclude the effects of one-time events resulting from changes in U.S. GAAP, as well as non-cash charges, in each case after discussion between the Manager and the Company’s independent directors and, in the case of non-cash charges, approval by a majority of the Company’s independent directors and (ii) one-fourth of the Hurdle Rate. The "Hurdle Rate" means, with respect to any fiscal quarter, the greater of (i) 9% and (ii) 3% plus the Ten-Year U.S. Treasury Rate for such fiscal quarter. The Hurdle Amount shall be appropriately adjusted for any issuances or repurchases of Common Shares the fiscal quarter.

The payment of the incentive fee will be in a combination of Common Shares and cash, provided that at least 10% of any quarterly payment will be made in Common Shares.
We incurred an incentive fee of $4.5 million for the year ended December 31, 2025. We did not incur any incentive fee for the year ended December 31, 2024.
Compensation of Directors
Directors that also serve as EMG officers do not receive compensation for serving on our Board. For information regarding the compensation of our directors, see "Director Compensation" above.
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Delaware law and pay such persons' expenses in defending any civil or criminal proceedings in advance of final disposition of such proceeding.
Administrative Fees
We participate in certain investments and transactions, including securitizations, for which EMG or certain of its affiliates, serve as the administrator or in a similar administrative role and are paid a monthly or less frequent fee for such services. For these types of services during each of the years ended December 31, 2025 and 2024, the portion of the fees paid to EMG or its affiliates attributable to us, and either paid directly by us or by the entities involved in the investment or transaction, were approximately $0.1 million.
As of December 31, 2025, none of Messrs. Vranos, Penn, or Tecotzky, who are also partners of EMG, had a direct or indirect material interest in these fees.

EXECUTIVE OFFICERS

Name and Position With Our Company	Age	Background Summary
Laurence E. Penn Chief Executive Officer, President & Director	64	See "Proposal 1: Election of Directors—Information Regarding the Nominees."

Michael W. Vranos Co-Chief Investment Officer	64	Mr. Vranos has been our Co-Chief Investment Officer since June 2009 and served as a member of our Board of Directors from our inception in 2007 until August 2018. From our inception in 2007 until October 2009, Mr. Vranos served as our Chairman and is also the Chief Executive Officer and President of our Manager. Mr. Vranos also serves as a Portfolio Manager and as a member of the Board of Trustees of EARN. Mr. Vranos is also the founder and Chief Executive Officer of EMG, which he founded in December of 1994 to capitalize on distressed conditions in the mortgage-backed securities, or "MBS," derivatives market. Until December 1994, he was a Senior Managing Director of Kidder Peabody, in charge of residential mortgage-backed securities, or "RMBS," trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Mark Tecotzky Co-Chief Investment Officer	64	Mr. Tecotzky has been our Co-Chief Investment Officer since March 2008, and serves as the Co-Chief Investment Officer of our Manager. Mr. Tecotzky served as the Co-Chief Investment Officer of EARN from October 2012 until April 2025, when he became an Executive Vice President of EARN. Mr. Tecotzky is also Vice Chairman—Co-Head of Credit Strategies of EMG, and head portfolio manager for all MBS/ABS credit. Prior to joining EMG in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid adjustable-rate mortgages, or "ARMs," and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories, and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other EMG principals at Kidder Peabody, and traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University and received a National Science Foundation fellowship to study at MIT.

JR Herlihy Chief Financial Officer	44	Mr. Herlihy joined EMG in April 2011 and has been our Chief Financial Officer since April 2018 and our Treasurer since May 2017. In addition, Mr. Herlihy has also been the Chief Operating Officer of EARN since April 2018 and its Treasurer since May 2017. Mr. Herlihy is also a Managing Director at EMG, where he has served in various capacities, including serving as Co-Chief Investment Officer of Ellington Housing Inc. ("EHR"), a real estate investment trust that was focused on single- and multi-family residential real estate assets, from EHR's inception in September 2012 through December 2016. Mr. Herlihy also served as EHR's Interim Chief Financial Officer from March 2015 through January 2016. Prior to April 2011, Mr. Herlihy held various positions in the real estate industry, including at the real estate private equity firm GTIS Partners LP, Capmark Financial Group (formerly GMAC Commercial Mortgage), and Jones Lang LaSalle. Mr. Herlihy earned a B.A. in Economics and History from Dartmouth College, summa cum laude and Phi Beta Kappa.

Christopher Smernoff Chief Accounting Officer	49	Mr. Smernoff joined Ellington in January 2007 and has served as our Chief Accounting Officer since April 2018. Mr. Smernoff also served as our Controller from February 2010 until April 2018. Mr. Smernoff is responsible for managing all aspects of our finance and accounting operations. In addition, Mr. Smernoff has served as the Chief Financial Officer of EARN since April 2018. Prior to that Mr. Smernoff served as EARN's controller since April 2013. From January 2007 through February 2010, Mr. Smernoff was an Assistant Controller for various private entities managed by EMG. Prior to January 2007, Mr. Smernoff was employed as a manager in the assurance practice of PricewaterhouseCoopers LLP, where he was primarily focused on providing audit and accounting services to a variety of clients in the investment management industry. Mr. Smernoff is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting and Finance from Boston College.

Daniel Margolis General Counsel	52	Mr. Margolis has been our General Counsel since August 2013 and also served as our Secretary from July 2010 to August 2013. Mr. Margolis has also served as General Counsel of EMG since July 2010 and of EARN since April 2013. He is responsible for advising EMG on all legal, regulatory, compliance, documentation, and litigation matters. Prior to joining EMG, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP from 2007 to 2010 and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP from 2004 to 2007. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From 2000 to 2004, he served as an Assistant United States Attorney in the United States Attorney's Office for the Southern District of New York where he prosecuted a variety of white collar crimes including securities fraud, investment fraud, tax fraud, and money laundering. In 2004, he received the John Marshall Award, the Department of Justice's highest award for excellence in legal performance. He has a J.D. from New York University Law School, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by the Compensation Committee of the Board:
Edward Resendez, Chair
Ronald I. Simon, Ph.D.
Stephen J. Dannhauser
Lisa Mumford
COMPENSATION DISCUSSION AND ANALYSIS
The following individuals were our named executive officers ("NEOs") for the year ended December 31, 2025:
•Laurence E. Penn, our Chief Executive Officer and President;
•Michael W. Vranos, our Co-Chief Investment Officer;
•Mark Tecotzky, our Co-Chief Investment Officer;
•JR Herlihy, our Chief Financial Officer; and
•Christopher Smernoff, our Chief Accounting Officer.
As an externally managed company, none of our NEOs are employees of the Company. In fact, other than Longbridge’s employees (of which there were approximately 500 as of December 31, 2025), who are solely focused on Longbridge’s operations, we do not have any employees, and we are managed by our Manager, pursuant to our management agreement. Our NEOs are employed by affiliates of our Manager, and our Manager provides them to us pursuant to our management agreement. Except as set forth below, because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers do not receive cash compensation from us for serving as our executive officers, and we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager, EMG or their affiliates, to our executive officers.
We do not currently have any agreements with any of our executive officers regarding their cash compensation and we do not intend to enter into any such agreement or pay any cash compensation directly to them. Additionally, our management agreement does not require that our NEOs devote a specific percentage of their time to our business. Notwithstanding the foregoing, we are required by our management agreement to reimburse our Manager for the costs of the wages, bonuses, salaries, and benefits incurred by our Manager or EMG with respect to our Chief Financial Officer and our Chief Accounting Officer (together, the "Compensated NEOs"), in each case, based on the estimated percentage of their time spent on our affairs and subject to the approval of the amount of such reimbursement by our Compensation Committee. In addition, we have the discretion to pay annual cash bonuses directly to our NEOs and make incentive equity awards to our NEOs in amounts that are subject to approval by our Compensation Committee. We did not provide annual cash bonuses directly to our NEOs in 2025, and have not historically done so.
EMG’s compensation program for our Compensated NEOs is principally comprised of the following elements of compensation, which compensate the NEOs not only for their service to our business, but also to other interests of our Manager: (i) a base salary, (ii) an annual discretionary cash bonus award tied to the performance of the NEO and the applicable business functions for which the NEO is primarily responsible, and (iii) participation in various employee benefit plans and programs.
We do not reimburse EMG for any of the compensation paid to our NEOs excluding our Compensated NEOs (the "Non-Reimbursed NEOs"), but rather EMG compensates the Non-Reimbursed NEOs out of its overall revenue stream, including the management fees that we pay to our Manager. Our management agreement does not require that any specified amount or percentage of the management fees that we pay to the Manager be allocated to our Non-Reimbursed NEOs. Based on discussions with our Manager and EMG, we estimate that the aggregate amount of our Non-Reimbursed NEO's total 2025 compensation that may reasonably be associated with the management fees that we paid to our Manager for 2025 was $9.4 million, representing approximately 32% of the $29.9 million in base management fees, net of fee rebates, and incentive fees, paid to our Manager. Of this $9.4 million, we estimate that approximately 2% represented fixed compensation (e.g., base salaries) and 98% represented variable compensation (e.g., discretionary bonuses, profit sharing and partnership distributions).

Neither EMG nor we employ fixed performance metrics or contractual formulas in determining discretionary compensation, but instead take into account factors such as the officer's position, the officer's contribution to our company and/or to EMG's businesses, the performance of our company and/or EMG, market practices, reviews by the officer's superiors, compensation provided to similar employees of similarly situated companies, and, with respect to the Compensated NEOs (Mr. Herlihy and Mr. Smernoff) whose compensation is only partially reimbursed by us, the compensation they receive from other sources (such as, for Mr. Herlihy and Mr. Smernoff, from EARN for their services as Chief Operating Officer and Chief Financial Officer, respectively), and the estimated percentage of their time spent managing our affairs.
Process for Setting Compensated NEO Compensation
Our Chief Executive Officer/President and our Co-Chief Investment Officer make recommendations to the Compensation Committee with respect to the performance of our Compensated NEOs and the appropriate compensation amount for such executives. The Compensation Committee considers the recommendations of the Chief Executive Officer/President and the Co-Chief Investment Officer but makes the ultimate determination as to the appropriateness of their compensation.
Our Chief Executive Officer/President and our Co-Chief Investment Officer first present to the Compensation Committee their recommendations for the aggregate total compensation to be paid to our Compensated NEOs, along with a breakdown of the amount of such compensation for which we would be responsible. When determining such recommendations, our Chief Executive Officer/President and our Co-Chief Investment Officer consider the overall scope of the responsibilities of our Compensated NEOs, including their leadership, management and technical expertise, how we met our operating and financial goals for the subject year; our growth potential and our retention needs; as well as the market environment, using data and analysis of compensation for similar employees of similarly situated companies. Our Compensation Committee considers these factors when determining its recommendation, which it then discusses and presents to the Board.
At our 2025 annual meeting of stockholders (the "2025 Annual Meeting"), we provided our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs, as disclosed in our proxy statement for the 2025 Annual Meeting. Approximately 87% of the votes cast at the 2025 Annual Meeting approved our executive compensation. The Compensation Committee reviewed the results of this advisory say-on-pay vote and considered such results when assessing the amount of compensation to reimburse our Manager for each of our Compensated NEOs and when determining whether to provide the Compensated NEOs any additional incentive compensation in 2025. At our 2024 Annual Meeting, we provided our stockholders with the opportunity to indicate whether we should hold an advisory vote on our NEOs' compensation every one, two, or three years. Based on the preference expressed by our stockholders, as well as other factors, our Board decided to conduct an advisory vote on executive compensation annually. In light of the most recent stockholder advisory vote on executive compensation, the Compensation Committee believes stockholders support the Company's approach and actions with respect to compensation policies and decisions for the Compensated NEOs.
The Compensation Committee may form and delegate authority to subcommittees comprised entirely of independent directors or its chair when appropriate. Our Compensation Committee did not utilize a compensation consultant for purposes of determining or recommending the amount or form of executive or director compensation. Executive officers are not present when discussions and determinations concerning their own compensation take place at Compensation Committee meetings.
In 2026, we expect to follow a substantially similar process in determining the reimbursement of EMG's compensation for our Compensated NEOs.
Objectives of the Company's Compensation Programs for the Compensated NEOs
The Company's compensation program for the Compensated NEOs is designed to:
•retain and motivate our Compensated NEOs by providing fair compensation;
•encourage share ownership by providing a portion of compensation through OP LTIP Units; and
•align management incentives with the long-term interests of our stockholders.
Elements of Compensation for the Compensated NEOs
The components of the compensation program for our Compensated NEOs in 2025, 2024, and 2023, are (i) base salary paid by EMG and reimbursed in part by us, (ii) a discretionary cash bonus paid by EMG and reimbursed in part by us, and (iii) an OP LTIP Unit award granted by us. We are required to reimburse EMG for the portion of the base salary and any discretionary cash bonus of the Compensated NEOs that is allocated to us based on the estimated percentage of their time spent managing our affairs, subject to the approval of the amount of such reimbursement by our Compensation Committee.

While we have the discretion to provide annual cash bonuses directly to our NEOs, we did not approve any such bonuses for 2025 and have not historically provided such bonuses.
Base Salary
Each of our Compensated NEOs is an employee of EMG. Under the terms of their respective employment arrangements with EMG, Mr. Herlihy earned an annual base salary in 2025 of $350,000, and Mr. Smernoff earned an annual base salary of $300,000. In determining whether the amount of each Compensated NEO's base salary for 2025 was reasonable and appropriate, our Compensation Committee considered primarily each Compensated NEO's duties and responsibilities, the performance of our Company, and each Compensated NEO's performance based on both the members of the Compensation Committee's own observations as well as the members of our Audit Committee and Board and the assessment and recommendation of our Chief Executive Officer/President and our Co-Chief Investment Officer (which takes into account such officers' review of the compensation provided to similar employees of similarly situated companies).
For 2026, we expect our Compensation Committee to take into account substantially similar criteria in determining whether the amount of each Compensated NEO's base salary is reasonable and appropriate.
Discretionary Cash Bonus and OP LTIP Unit Award
In addition, our Compensation Committee approved on December 17, 2025, an incentive cash bonus to Mr. Herlihy of $700,000 to be paid by EMG and partially reimbursed by us and subject to deferral of approximately 34% of such cash bonus until December 31, 2026, and an award of 36,417 OP LTIP Units under our 2017 Plan. The deferred portion of Mr. Herlihy's cash bonus requires continued employment by EMG and is subject to forfeiture through December 31, 2026. Of the OP LTIP Units awarded to Mr. Herlihy in December 2025, 14,567 OP LTIP Units are subject to forfeiture restrictions that will lapse on December 16, 2026 and the remaining 21,850 OP LTIP Units are subject to forfeiture restrictions that will lapse on December 16, 2027.
The Compensation Committee also approved on December 17, 2025, an incentive cash bonus to Mr. Smernoff of $325,000 to be paid by EMG and partially reimbursed by us and subject to deferral of approximately 20% of such cash bonus until December 31, 2026, and an award of 18,209 OP LTIP Units under our 2017 Plan. The deferred portion of Mr. Smernoff's cash bonus requires continued employment by EMG and is subject to forfeiture through December 31, 2026. Of the OP LTIP Units awarded to Mr. Smernoff in December 2025, 11,654 OP LTIP Units are subject to forfeiture restrictions that will lapse on December 16, 2026 and the remaining 6,555 OP LTIP Units are subject to forfeiture restrictions that will lapse on December 16, 2027.
In determining whether the amount of each Compensated NEO's bonus for 2025, for which we are responsible for our allocable portion, was reasonable and appropriate for reimbursement by our Company and whether to approve their OP LTIP Unit award, our Compensation Committee considered primarily each Compensated NEO's performance, based both on their own observations as members of our Audit Committee and Board and on the assessments and recommendations of our Chief Executive Officer/President and our Co-Chief Investment Officer (which take into account such officers' review of information relating to the compensation provided to similar employees of similarly situated companies), the performance of our Company, the compensation that each of the Compensated NEOs receives for service as an executive officer of EARN, and the estimated percentage of their time and efforts managing our affairs. Our Compensation Committee also considered the total compensation that each Compensated NEO would earn for 2025 (including compensation received for service as an executive officer of EARN) and whether the amount seemed reasonable and appropriate based on their personal experience and knowledge regarding executive compensation. Taking all of these factors into account, our Compensation Committee determined that a $355,000 cash bonus and an award of 36,417 OP LTIP Units was reasonable and appropriate for Mr. Herlihy and that a $177,417 cash bonus and an award of 18,209 OP LTIP Units was reasonable and appropriate for Mr. Smernoff.
Mr. Herlihy and Mr. Smernoff are entitled to receive dividends and distributions that become payable on all of their OP LTIP Units, whether they are vested or not. Cash dividends are paid on the OP LTIP Units at the same rate as is paid to all common stockholders. In 2025, dividends paid with respect to the Compensated NEOs' LTIP Units, were $1.56 per OP LTIP Unit.
For 2026, we expect that our Compensation Committee will take into account substantially similar criteria in determining whether the amount of each Compensated NEO's bonuses, for which we will be responsible for our allocable portion, is reasonable and appropriate for reimbursement by our Company and whether to approve an OP LTIP Unit award for them.

EXECUTIVE COMPENSATION INFORMATION
The following tables and related footnotes should be read in conjunction with the "Compensation Discussion and Analysis" above. As noted in the "Compensation Discussion and Analysis" above, as an externally managed company, we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager, EMG or their affiliates, to our executive officers, with the exception that, under the terms of the management agreement between us and our Manager, we reimburse our Manager for the costs of the wages, salaries, and benefits incurred by our Manager or EMG with respect to our Chief Financial Officer and our Chief Accounting Officer, based on the estimated percentage of their time and efforts spent on our affairs and subject to the approval of the amount of such reimbursement by our Compensation Committee. In addition, we have the discretion to pay annual cash bonuses and make incentive equity awards directly to our Chief Financial Officer and our Chief Accounting Officer in amounts that are subject to approval by our Compensation Committee. Mr. Herlihy also serves as the Chief Operating Officer of EARN, an entity that is externally managed by an affiliate of EMG, and Mr. Smernoff also serves as the Chief Financial Officer of EARN. All of our NEOs, including our Chief Financial Officer and our Chief Accounting Officer, are partially dedicated, which means they only spend a portion of their time on the affairs of the Company.
Summary Compensation Table
The following table sets forth the compensation paid to the Compensated NEOs for services they rendered to us during the fiscal years presented. NEOs who did not receive any compensation for their services rendered to us in the fiscal years presented have been omitted from the table.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
JR Herlihy Chief Financial Officer	2025	$249,375	$342,221	$500,005	$60,623	$1,152,224
	2024	206,150	473,530	332,501	52,708	1,064,889
	2023	249,000	434,595	311,259	57,666	1,052,520
Christopher Smernoff Chief Accounting Officer	2025	223,000	172,767	250,010	32,158	677,935
	2024	215,833	257,168	185,001	24,958	682,960
	2023	226,575	224,019	146,860	26,418	623,872
(1)Reflects the portion of the executive officer's salary that we were required to reimburse to the Manager.
(2)Reflects the portion of the executive officer's bonuses that were earned in the relevant year and that we are required to reimburse to the Manager. For example, Messrs. Herlihy and Smernoff earned the remainder of their deferred 2024 cash bonuses ($106,400 for Mr. Herlihy and $30,833 for Mr. Smernoff) on December 31, 2025. Approximately 34% of Mr. Herlihy's and approximately 20% of Mr. Smernoff's 2025 cash bonus ($119,179 for Mr. Herlihy and $35,483 for Mr. Smernoff) will not be earned until December 31, 2026 and in accordance with SEC rules has not been included in this table.
(3)Represents the aggregate grant date fair value of OP LTIP Units granted to our NEOs pursuant to the 2017 Plan. The aggregate grant date fair value was calculated in accordance with FASB ASC Topic 718 based on the closing sale price for our Common Shares on the NYSE on the date of grant and disregarding estimated forfeitures. See "Note 2—Significant Accounting Policies" to the notes to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for additional information regarding the assumptions underlying such calculation.
(4)Amounts reflect dividends paid to the executive officers in respect of their unvested OP LTIP Units in each respective year.
Grants of Plan-Based Awards for Fiscal 2025
The following table presents information regarding plan-based awards to our NEOs during the fiscal year ended December 31, 2025. NEOs who did not receive any plan-based awards during the fiscal year ended December 31, 2025 have been omitted from the table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards (1) ($)
JR Herlihy	December 17, 2025	36,417	(2)	500,001
Christopher Smernoff	December 17, 2025	18,209	(3)	250,010
(1)The aggregate grant date fair value is determined using the closing price for our Common Shares on the NYSE of $13.73 on December 17, 2025, the date of grant, in accordance with FASB ASC Topic 718.
(2)Represents OP LTIP Unit awards issued under the 2017 Plan, which are subject to forfeiture restrictions that lapse on December 16, 2026 with respect to 14,567 of the OP LTIP Units and on December 16, 2027 with respect to the remaining 21,850 OP LTIP Units. Subject to certain forfeiture provisions, the OP LTIP Units may be converted, at the election of the holder or at any time at our election, into OP Units on a one-for-one basis. Subject to certain conditions, the OP Units are redeemable by the holder for an equivalent number of Common Shares or for the cash value of such Common Shares, at our election.
(3)Represents OP LTIP Unit awards issued under the 2017 Plan, which are subject to forfeiture restrictions that lapse on December 16, 2026 with respect to 11,654 of the OP LTIP Units and on December 16, 2027 with respect to the remaining 6,555 OP LTIP Units. Subject to certain forfeiture provisions, the OP LTIP Units may be converted, at the election of the holder or at any time at our election, into OP Units on a one-for-one basis. Subject to certain conditions, the OP Units are redeemable by the holder for an equivalent number of Common Shares or for the cash value of such Common Shares, at our election.

Outstanding Equity Awards at Fiscal Year End
The following table lists the OP LTIP Units awarded to our NEOs that where unvested and outstanding as of December 31, 2025. NEOs who did not have any unvested OP LTIP Units as of December 31, 2025 have been omitted from the table. No discount has been taken to reflect risk of forfeiture or restrictions on transferability or conversion of OP LTIP Units.

	Stock Awards
Name	Number of OP LTIP Units That Have Not Vested	Market Value of OP LTIP Units That Have Not Vested (1) ($)
JR Herlihy(2)	50,428	684,812
Christopher Smernoff(3)	22,581	306,650
(1)Value is determined by multiplying the number of unvested OP LTIP Units by $13.58, the closing price for our Common Shares on the NYSE on December 31, 2025, the last trading day of the year.
(2)OP LTIP Units are subject to forfeiture prior to December 12, 2026 in the case of 14,011 OP LTIP Units, December 16, 2026 in the case of 14,567 OP LTIP Units, and December 16, 2027 in the case of 21,850 OP LTIP Units. Subject to the forfeiture provisions, OP LTIP Units, may be converted, at the election of the holder or at any time at our election, into OP Units on a one-for-one basis. Subject to certain conditions, the OP Units are redeemable by the holder for an equivalent number of Common Shares or for the cash value of such Common Shares, at our election.
(3)OP LTIP Units are subject to forfeiture prior to December 12, 2026 in the case of 4,372 OP LTIP Units, December 16, 2026 in the case of 11,654 OP LTIP Units, and December 16, 2027 in the case of 6,555 OP LTIP Units. Subject to the forfeiture provisions, OP LTIP Units, may be converted, at the election of the holder or at any time at our election, into OP Units on a one-for-one basis. Subject to certain conditions, the OP Units are redeemable by the holder for an equivalent number of Common Shares or for the cash value of such Common Shares, at our election.
Option Exercises and Equity Vested
The following table lists the OP LTIP Units previously awarded to our NEOs that vested during the year ended December 31, 2025. NEOs who did not have any OP LTIP Units that vested during the year ended December 31, 2025 have been omitted from the table.

Name	Vesting Date	Number of OP LTIP Units Vested(1)	Value Realized on Vesting (2) ($)
JR Herlihy	December 12, 2025	12,934	176,549
	December 14, 2025	11,916	162,653
Christopher Smernoff	December 12, 2025	10,620	144,963
	December 14, 2025	5,622	76,740
(1)The equity awards that vested during the 2025 fiscal year consisted of OP LTIP Units previously granted by us pursuant to our 2017 Plan and outstanding on January 1, 2025.
(2)The amounts reflected in this column represent the aggregate market value realized by each NEO upon vesting of the OP LTIP Units granted by us pursuant to our 2017 Plan and held by such NEO, computed based on the closing price for our Common Shares on the applicable vesting date (or if the applicable vesting date was not a trading date, on the immediately preceding trading date).
Pension Benefits
Our Compensated NEOs received no benefits in the 2025 fiscal year from us under any defined benefit or defined contribution plans.
Non-Qualified Deferred Compensation
We do not have a non-qualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our Compensated NEOs.
Potential Payments Upon Termination or Change in Control
Since our NEOs are employees of EMG, we generally do not have any obligation to make any payments to any of our NEOs upon a termination of employment or upon a change in control.
Messrs. Herlihy and Smernoff are subject to standard employment contracts for the benefit of EMG. If either Messrs. Herlihy or Smernoff is terminated by EMG other than for “cause” or his voluntary resignation, the deferred portion of such executive officer's 2025 cash bonus ($119,179 for Mr. Herlihy and $35,483 for Mr. Smernoff) would continue to vest under the terms of their employment contract. For purposes of each such NEO’s employment contract with EMG, “cause” generally means the (i) material dishonesty, theft, or fraud connected with his/her employment, (ii) violence (or serious threat of violence) in the workplace, (iii) violation of law, rule, or regulation applicable to the business, (iv) conviction or a pleading of nolo contendere for a felony of any kind or for a misdemeanor involving dishonesty, fraud, or theft, (v) a violation of or deviation from any of the employer's rules and policies that could potentially expose the employer to substantial damages,

(vi) refusal to carry out any duties reasonably assigned to them, (vii) the breach or failure to comply with any term, condition or provision of this their employment agreement or trade secret agreement, or (viii) any gross negligence, willful misconduct, gross misconduct, or gross malfeasance in the performance of his/her duties.
In addition, if Mr. Herlihy or Mr. Smernoff is terminated by EMG other than for "cause" or his voluntary resignation, or in the event of a “change in control,” the outstanding and unvested OP LTIP Units held by such executive officer would remain outstanding and continue to vest under the terms of their OP LTIP Unit award agreements. As of December 31, 2025, the number of OP LTIP Units granted by us pursuant to our 2017 Plan that are subject to these provisions are as follows: Mr. Herlihy (50,428) and Mr. Smernoff (22,581). For purposes of the OP LTIP Units, "cause" generally has the meaning set forth above for the employment contracts and “change in control” generally means the (i) acquisition of more than 50% of the Company’s Common Shares (subject to certain exceptions), (ii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction that requires the approval of the Company’s stockholders, unless following such transaction, the individuals who prior to such transaction owned at least 50% of the Common Shares continue to own at least 50% of the combined voting power of the resulting entity, no person owns more than 50% of the then outstanding voting securities, and at least a majority of the members of the Board prior to the transaction remain members of the Board following the transaction, or (iii) the complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025 with respect to compensation plans under which our equity securities are authorized for issuance. We have no such plans that were not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of our outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,159,672	(1)	N/A	944,120	(2)
(1)Represents outstanding OP LTIP Units, which are a separate class of limited liability company interests structured as profits interests. Subject to certain forfeiture provisions, the OP LTIP Units, may be converted, at the election of the holder or at any time at our election, into OP Units on a one-for-one basis. Subject to certain conditions, the OP Units are redeemable by the holder for an equivalent number of Common Shares or for the cash value of such Common Shares, at our election. Of the 1,159,672 OP LTIP Units outstanding as of December 31, 2025, 30,193 were issued pursuant to our 2007 Incentive Plan for Individuals, 365,518 were issued pursuant to our 2007 Incentive Plan for Entities, and 771,618 were issued pursuant to our 2017 Plan.
(2)As of December 31, 2025, a total of 944,120 Common Shares and OP LTIP Units remain available for issuance under our 2017 Plan. In the event that an award granted under the 2017 Plan (including OP LTIP Units) expires, is forfeited, or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Shares, then any Common Shares covered by such lapsed, canceled, expired, unexercised or cash-settled portion of such award and any forfeited, lapsed, canceled, or expired OP LTIP Units shall be available for the grant of other awards under the 2017 Plan. Common Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award will not be available for future grants or awards.
Pay Ratio Disclosure
Pay Ratio Disclosure Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K require disclosures pertaining to the relationship of annual total compensation of employees of the registrant and its principal executive officer. We do not pay or provide benefits nor do we reimburse the cost of any compensation or benefits paid by our Manager, EMG or their affiliates to our principal executive officer. Therefore we are unable to provide an estimate of the relationship of the median of the annual total compensation of our employees and the annual total compensation of our principal executive officer. Accordingly, the pay ratio disclosures are not applicable to us.

Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of 2025, 2024, 2023, 2022, and 2021. The table below summarizes the (i) compensation values reported in the Summary Compensation Table for our principal executive officer ("PEO") and average for our other non-PEO NEOs as compared to the "Compensation Actually Paid," calculated pursuant to the applicable rules and (ii) Company’s financial performance for the years ended December 31, 2025, 2024, 2023, 2022, and 2021. The below table does not include a "Company-Selected Measure" because the Compensation Actually Paid to our NEOs is not determined by reference to any specific financial metric.

			Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)			Total Stockholder Return(3)	Peer Group Total Stockholder Return(3)(4)	Net Income (Loss)(5)
							(In thousands)
2025	$—	$—	$457,540	$477,919	$167.05	$114.13	$150,769
2024	—	—	436,962	429,166	119.53	79.96	148,104
2023	—	—	419,098	421,776	109.94	79.79	87,898
2022	—	—	347,356	288,634	93.05	69.27	(70,869)
2021	—	—	360,325	383,819	113.92	94.05	140,556
(1)For each of the years included above, the PEO was Laurence E. Penn and the non-PEO NEOs were JR Herlihy, Christopher Smernoff, Michael W. Vranos, and Mark Tecotzky. As reflected in the Summary Compensation Table and noted elsewhere in this proxy statement, because our management agreement provides that our Manager is responsible for managing our affairs, our NEOs do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. However, we are required by our management agreement to reimburse our Manager or EMG for the allocable share of the salary and other compensation paid by our Manager or EMG to certain of our executive officers who dedicated all or a portion of such officer’s time to us, based on the estimated percentage of such officer's time spent on our affairs. For the years presented above, Mr. Herlihy, our Chief Financial Officer, and Mr. Smernoff, our Chief Accounting Officer, were the only NEOs for which we paid or reimbursed any portion of the compensation paid by our Manager or EMG.
(2)For details regarding how the amounts in this column are calculated, refer to the "Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid" tables immediately below.
(3)Total Stockholder Return and Peer Group Total Stockholder Return assumes $100 invested at December 31, 2020 in common stock of the Company and the peer group, respectively, and the reinvestment of dividends.
(4)The peer group is the FTSE National Association of Real Estate Investment Trusts Mortgage REIT Index.
(5)Reflects the Company's net income (loss) prepared in accordance with GAAP for each of the years shown.
Compensation Actually Paid represents totals from the Summary Compensation Table above, adjusted for certain items as detailed in the following table for the years ended December 31, 2021, 2022, 2023, 2024, and 2025:

Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid	2021	2022	2023	2024	2025
Average for Non-PEO NEOs Summary Compensation Table—Total	$360,325	$347,356	$419,098	$436,962	$457,540
Deduction of Average Amounts Reported under the "Stock Awards" column in the Summary Compensation Table	(131,294)	(98,547)	(114,530)	(129,376)	(187,504)
Add (Subtract):
Average of the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	134,926	90,972	111,460	127,069	185,455
Average amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year	8,211	(18,631)	1,250	(2,587)	6,710
For awards granted in prior years that vest in the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value	11,651	(32,516)	4,498	(2,902)	15,718
Total Equity Award Related Adjustments	23,494	(58,722)	2,678	(7,796)	20,379
Average Compensation Actually Paid—Total	$383,819	$288,634	$421,776	$429,166	$477,919

The following graph illustrates the relationship between average Compensation Actually Paid to our non-PEO NEOs and the Company's cumulative total return on our Common Shares. The graph also provides a comparison of the Company's cumulative total stockholder return to the cumulative total stockholder return of the FTSE National Association of Real Estate Investment Trusts Mortgage REIT Index (the “Peer Group”). Cumulative total returns presented below assume a $100 investment on December 31, 2020 and the reinvestment of dividends for each year presented below. We did not include a graph illustrating the relationship between Compensation Actually Paid to our PEO and the Company's cumulative total return on our Common Shares because, as discussed elsewhere in this proxy statement, we have not compensated our PEO.

Comparison of Average Compensation Actually Paid to Total Shareholder Return and Peer Group Total Shareholder Return

Average Compensation Actually Paid to non-PEO NEOs (In thousands)
$600.0
$400.0
$200.0
$—
Value of Initial Fixed $100 Investment Based on Total Shareholder Return
$200.00
$160.00
$120.00
$80.00
2021
2022
2023
2024
2025
$383.8
$288.6
$421.8
$429.2
$477.9
$126.33
$103.19
$121.92
$132.55
$167.05
$115.56
$85.11
$98.04
$98.25
$114.13
Average Compensation Actually Paid to non-PEO NEOs (In thousands)
Total Shareholder Return—EFC
Total Shareholder Return—FTSE NAREIT MREIT

The following graph illustrates the relationship between average Compensation Actually Paid to our non-PEO NEOs and the Company's net income (loss) for each year presented below. We did not include a graph illustrating the relationship between Compensation Actually Paid to our PEO and the Company's net income (loss) because, as discussed elsewhere in this proxy statement, we have not compensated our PEO.

Comparison of Average Compensation Actually Paid to Net Income (Loss)
$600.0
$450.0
$300.0
$150.0
$—
Average Compensation Actually Paid to non-PEO NEOs (In thousands)
$320.0
$160.0
$—
$(160.0)
$(320.0)
Net Income (Loss) (In millions)
$383.8
$140.6
$288.6
$(70.9)
$421.8
$87.9
$429.2
$148.1
$477.9
$150.8
2021
2022
2023
2024
2025
Average Compensation Paid to non-PEO NEOs (In thousands)
Net Income (Loss) (In millions)

Please see the "Compensation Discussion and Analysis" above for more information on how the Compensation Actually Paid to our Compensated NEOs is determined. Because the Compensation Actually Paid to our NEOs is not linked to any specific financial performance measures, we do not have a "Company-Selected Measure" and we do not have a tabular list of the most important financial metrics to disclose.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 31, 2026, certain ownership information with respect to our Common Shares for those persons known to us to be the beneficial owners of more than 5% of our outstanding Common Shares and all of our directors, each of the named executive officers and all of the directors and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes:
•all Common Shares the investor actually owns beneficially or of record;
•all Common Shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and
•all Common Shares the investor has the right to acquire within 60 days after March 31, 2026 (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Common Shares Beneficially Owned
Name and Address	Number	Percentage of Outstanding Common Shares(1)
5% Stockholders:
Blackrock, Inc.(2)	16,450,177	13.2%
The Vanguard Group, Inc.(3)	4,833,357	3.9%
Directors and Executive Officers:(4)
Michael W. Vranos(5)	3,391,226	2.7%
Ronald I. Simon, Ph.D(6)	80,000	*
Edward Resendez(7)	68,867	*
Laurence E. Penn(8)	613,694	*
Lisa Mumford	88,773	*
Stephen J. Dannhauser(9)	35,498	*
JR Herlihy(9)	171,870	*
Christopher Smernoff(9)	100,366	*
All executive officers and directors as a group (10 persons)(12)	4,047,377	3.2%
* Denotes beneficial ownership of less than 1% of our Common Shares.
(1)Based on an aggregate amount of 124,649,023 Common Shares issued and outstanding as of March 31, 2026. Assumes that all OP LTIP Units and OP Units beneficially owned by a person are exercised for Common Shares. The total number of shares outstanding used in calculating this percentage assumes that none of the OP LTIP Units or OP Units beneficially owned by other persons are exercised for Common Shares.
(2)Derived from a Schedule 13G/A filed with the SEC on January 21, 2026 by BlackRock, Inc. as a parent holding company or control person of certain named funds (“BlackRock”). The address for BlackRock is 50 Hudson Yards, New York, NY 10001. BlackRock is the beneficial owner of 16,450,177 shares and has the sole power to dispose or direct the disposition of 16,450,177 of such shares and sole power to vote or direct the vote of 16,262,412 of such shares.
(3)Derived from a Schedule 13G/A filed with the SEC on February 13, 2024. The address for The Vanguard Group, Inc., or "Vanguard," is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard is the beneficial owner of 4,833,357 shares and has the sole power to dispose or direct the disposition of 4,722,363 shares, shared dispositive power over 110,994 shares, and shared voting power over 47,548 shares.
(4)The address for all officers and directors is Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, CT 06870.
(5)Includes Common Shares beneficially owned by EMG Holdings, L.P., or "EMGH," EFM, VC Investments LLC, or "VC," and Mr. Vranos. Mr. Vranos has sole voting and dispositive power over 1,981,511 Common Shares. Mr. Vranos has shared voting and dispositive power over 1,409,715 Common Shares (including 319,241 OP LTIP Units and 28,521 OP Units). VC has shared voting and dispositive power over 1,313,662 Common Shares (including 319,241 OP LTIP Units and 28,521 OP Units). EMGH has shared voting and dispositive power of 1,313,662 Common Shares (including 319,241 OP LTIP Units and 28,521 OP Units). EFM has shared voting and dispositive power over 118,797 Common Shares. VC is the managing member of EFM and the general partner of EMGH. Mr. Vranos is the managing member of, and holds a controlling interest in VC. The address for each entity is 53 Forest Avenue, Old Greenwich, CT 06870.
(6)Dr. Simon and his spouse are beneficiaries of a trust that holds all of Dr. Simon's vested Common Shares.
(7)Consists of 66,367 OP LTIP Units and 2,500 Common Shares.
(8)Includes 469,372 Common Shares, which Mr. Penn may be deemed to beneficially own. These shares are held in an investment account at EMGH and are also included in the amounts disclosed for Mr. Vranos in footnote 5. Also includes 38,759 Common Shares that Mr. Penn has shared dispositive power over. These 38,759 Common Shares are also included in the amounts disclosed for Mr. Vranos in footnote 5.
(9)Consists of OP LTIP Units.
(10)Includes 693,342 OP LTIP Units and 28,521 OP Units.

AUDIT COMMITTEE REPORT
Each member of the Audit Committee is independent of our Company and management in accordance with the requirements of the NYSE listing standards, our Corporate Governance Guidelines and applicable SEC rules and regulations. Our Board has adopted, and annually reviews, the charter of the Audit Committee, which sets forth the Audit Committee's responsibilities and how it carries out those responsibilities.
The Audit Committee oversees our Company's financial reporting process on behalf of our Board, in accordance with the charter of the Audit Committee. Management is responsible for our Company's financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, PwC, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with U.S. GAAP.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and PwC the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. In addition, we have evaluated and concluded the non-audit services provided by PwC to our Company comply with SEC independence rules.
Based on the reviews and discussions referred to above, prior to the filing of our Company's Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. GAAP, or that PwC is in fact "independent."
Submitted by the Audit Committee:
Ronald I. Simon, Ph.D, Chair
Edward Resendez
Stephen J. Dannhauser
Lisa Mumford
DELINQUENT 16(a) REPORTS
Our executive officers, directors, and persons owning more than 10% of a registered class of our equity securities are required to file reports under Section 16(a) of the Exchange Act regarding their holdings of, and transactions in, these securities. Based solely on our review of the reports filed during 2025 and representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors were timely met during 2025, with the exception of one late Form 4 filed by each of Mr. Resendez, Mr. Dannhauser, Ms. Mumford, and Dr. Simon on October 2, 2025, related to their customary annual grant of OP LTIP Units for non-employee directors received as compensation in 2025.

GENERAL INFORMATION
Stockholder Proposals
Stockholder proposals intended to be presented at the 2027 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 10, 2026 in order to be considered for inclusion in the Company's Proxy Statement relating to the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, or "Rule 14a-8."
For a proposal of a stockholder, including a stockholder's proposal to nominate a candidate for election as a director, to be presented at the Company's 2027 Annual Meeting of Stockholders, other than a stockholder proposal included in the Company's Proxy Statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than October 10, 2026, and no later than 5:00 p.m., Eastern Time on December 10, 2026. If the 2027 Annual Meeting of Stockholders is scheduled to take place before April 28, 2027 or after July 27, 2027, then notice must be delivered no earlier than the 150th day prior to the 2027 Annual Meeting of Stockholders and not later than the later of 5:00 p.m., Eastern Time on the 120th day prior to the 2027 Annual Meeting of Stockholders or, if the first public announcement of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company. Any such proposal should be mailed to: Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 28, 2027.
Householding of Proxy Statements and Annual Reports
The SEC rules allow for the delivery of a single copy of the Notice, and if applicable, the proxy materials, to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as "householding," will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks, or other nominees or fiduciaries that hold our Common Shares in "street" name for beneficial owners of our Common Shares and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank, or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank, or other nominee or fiduciary. You can also request prompt delivery of the proxy materials by contacting Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary, (203) 409-3585.
If you hold our Common Shares in your own name as a holder of record, householding will not apply to your Common Shares. Also, if you own our Common Shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice, and if applicable, more than one set of our proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting the Company's transfer agent, Equiniti Trust Company, LLC by telephone at (800) 937-5449 or in writing at Equiniti Trust Company, LLC, Operations Center, 28 Liberty Street, 53rd Floor, New York, NY 10005.
Additional Matters
The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
Requests for Annual Report on Form 10-K
A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and the financial statement schedules, may be obtained at our website at www.ellingtonfinancial.com. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Secretary, Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870.

Ellington Financial

ELLINGTON FINANCIAL INC.
ATTN: SECRETARY
53 FOREST AVENUE
OLD GREENWICH, CT 06870

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EFC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93818-P51735 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

ELLINGTON FINANCIAL INC.

The Board of Directors recommends you vote FOR ALL the director nominees listed in the following proposal:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stephen J. Dannhauser
02) Lisa Mumford
03) Laurence E. Penn
04) Edward Resendez
05) Ronald I. Simon, Ph.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. The approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐
3. The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
4. To approve Ellington Financial Inc.'s 2026 Equity Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V93819-P51735

ELLINGTON FINANCIAL INC.
Annual Meeting of Stockholders
May 28, 2026 10:30 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Laurence E. Penn and Alaael-Deen Shilleh, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Ellington Financial Inc. to be held on Thursday, May 28, 2026, at 10:30 a.m. Eastern Time via live webcast by visiting www.virtualshareholdermeeting.com/EFC2026, and at any adjournments or postponements thereof. The undersigned directs this proxy to vote as indicated on this proxy card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2025 Annual Report to Stockholders.

Continued and to be signed on the reverse side

APPENDIX A

ELLINGTON FINANCIAL INC.
2026 EQUITY INCENTIVE PLAN

ARTICLE I
DEFINITIONS
As used herein, the following terms shall have the meanings set forth below:
1.01.    Affiliate
“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise. Notwithstanding the foregoing, (i) the Manager shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Manager serves as the external manager of the Company, (ii) the Operating Partnership shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Company or a wholly-owned subsidiary of the Company serves as the sole general partner of the Operating Partnership and (iii) any other entity specifically designated by the Committee shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Committee desires.
1.02.    Agreement
“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award and, with respect to Awards granted to the Manager, includes the Management Agreement.
1.03.    Award
“Award” means any Option, SAR, Stock Award, award of Restricted Stock Units, Performance Award, Other Equity-Based Award (including an LTIP Unit), Incentive Award, or Substitute Award, together with any other right or interest, granted to a Participant pursuant to the Plan.
1.04.    Board
“Board” means the Board of Directors of the Company.
1.05.    Bylaws
“Bylaws” means the Amended and Restated Bylaws of the Company, effective January 5, 2023, as it may be amended, restated or otherwise modified from time to time in accordance with its terms.
1.06.    Cause
"Cause" means, with respect to any Participant, except as may otherwise be provided in any Agreement, any of the following: (i) the Participant's material dishonesty, theft, or fraud connected with the Participant's services; (ii) the Participant's violence (or serious threat of violence) in the workplace; (iii) the Participant's violation of any law, rule, or regulation applicable to the business of the Company, the Manager or any of their respective Affiliates; (iv) the Participant's conviction of, or plea of nolo contendere to, a felony of any kind or a misdemeanor involving dishonesty, fraud, or theft; (v) the Participant's violation of or deviation from any rules or policies of the Company, the Manager or any of their respective Affiliates that could potentially expose any such entity to substantial damages; (vi) the Participant's refusal to carry out any duties reasonably assigned to the Participant in connection with the Participant's services; (vii) the Participant's breach or failure to comply with any term, condition or provision of any Agreement, any employment, consulting or similar agreement between the Participant and the Company, the Manager or any of their respective Affiliates, or any agreement relating to trade secrets, proprietary information, confidentiality, non-competition, non-solicitation and/or similar restrictive covenants to which the Participant is a party; or (viii) the Participant's gross negligence, willful misconduct, gross misconduct, or gross malfeasance in the performance of the Participant's duties.
1.07.    Certificate of Incorporation
“Certificate of Incorporation” means the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on February 28, 2019, as it may be amended, restated or otherwise modified from time to time in accordance with its terms.
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1.08.    Change in Control
“Change in Control” means and includes each of the following:
(a)     The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (A) any acquisition by the Company, the Manager or any of their respective Affiliates, (B) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (C) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (D) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.
(b)    The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:
(i)     the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));
(ii)    no Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and
(iii)    at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Continuing Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
(c)    The approval of a plan of complete liquidation or dissolution of the Company or the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.
(d)     The individuals who, as of the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board during any consecutive twenty-four (24) month period; provided, that any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors then comprising the Board shall be deemed to be an Incumbent Director; provided further, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest shall be deemed an Incumbent Director.
In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in clause (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5). Notwithstanding the foregoing, no primary or secondary public offering of the Company's securities shall constitute a Change in Control.
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1.09.    Code
“Code” means the Internal Revenue Code of 1986, and any amendments thereto.
1.10.    Committee
“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements. If there is no Compensation Committee of the Board, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company, the Manager, the Operating Partnership or one of their respective Affiliates, “Committee” means the Board.
1.11.    Common Stock
“Common Stock” means the common stock, par value $0.001 per share, of the Company.
1.12.    Common Unit
“Common Unit” means a “Common Unit” as defined in the Operating Partnership Agreement.
1.13.    Company
“Company” means Ellington Financial Inc., a Delaware corporation.
1.14.    Continuing Director
“Continuing Director” means any member of the Board, while a member of the Board and (a) who was a member of the Board as of the Effective Date or (b) whose nomination for, or election to, the Board was recommended or approved by a majority of the Continuing Directors.
1.15.    Control Change Date
“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date determined by the Committee as the date upon which the last of such transactions occurs.
1.16.    Corresponding SAR
“Corresponding SAR” means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.17.    Disability
“Disability” means, with respect to any Participant, except as may otherwise be provided in any Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Any determination of whether Disability exists shall be made by the Committee in its sole and absolute discretion.
1.18.    Dividend Equivalent Right
“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to a specified Restricted Stock Unit, Performance Award, Other Equity-Based Award or Incentive Award denominated in Common Stock or other Company securities, as determined by the Committee in its sole discretion. The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional shares of Common Stock or otherwise reinvested, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award.
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1.19.    Effective Date
Subject to the approval of the Plan by the Company’s stockholders in accordance with Article XX, “Effective Date” means the date the Plan is adopted by the Board.
1.20.    Exchange Act
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.21.    Fair Market Value
“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a closing price exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a closing price exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.
1.22.    Good Reason
“Good Reason” means, with respect to any Participant, except as may otherwise be provided in any Agreement, the occurrence of any of the following without the Participant's written consent:
(i) a material reduction in the Participant's annual base compensation or target annual incentive compensation opportunity;
(ii) a material diminution in the Participant's title, authority, duties or responsibilities, or the assignment to the Participant of duties materially inconsistent with the Participant's position;
(iii) the relocation of the Participant's principal place of employment or service to a location more than fifty (50) miles from the Participant's then-current principal place of employment or service; or
(iv) a material breach by the Company or the Manager of any employment, consulting, management or similar agreement governing the Participant's services;
provided, however, that no event or condition shall constitute Good Reason unless (x) the Participant provides written notice to the Company of the occurrence of such event or condition within ninety (90) days of the initial occurrence thereof, (y) the Company or the Manager, as applicable, fails to remedy such event or condition within thirty (30) days after receipt of such written notice, and (z) the Participant's termination of services occurs no later than one hundred eighty (180) days after the initial occurrence of such event or condition.
1.23.    Incentive Award
“Incentive Award” means an award granted under Article XII which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.
1.24.    Initial Value
“Initial Value” means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Stockholder). Except as provided in Articles XIII, XIV and XVII, without the approval of the Company’s stockholders (i) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (ii) no payment shall be made in cancellation of a SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.
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1.25.    LTIP Unit
“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership Agreement. An LTIP Unit granted under the Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the Operating Partnership Agreement, subject to the terms and conditions of the applicable Agreement and the Operating Partnership Agreement, as applicable.
1.26.    Management Agreement
“Management Agreement” means the Ninth Amended and Restated Management Agreement, dated and effective as of August 11, 2025, by and among the Company, the Operating Partnership and the Manager, as it may be amended, restated or otherwise modified from time to time in accordance with its terms, or any other agreement in place from time to time that provides for the grant of compensation to the Manager.
1.27.    Manager
“Manager” means Ellington Financial Management LLC, the Company’s external manager, or any entity that becomes the Company’s external manager.
1.28.    Non-Employee Director
“Non-Employee Director” means a member of the Board who is not an employee or officer of the Company, the Manager or any of their respective Affiliates.
1.29.    Operating Partnership
“Operating Partnership” means Ellington Financial Operating Partnership LLC, which is the Company’s operating partnership as of the Effective Date, or any entity that becomes the Company’s operating partnership.
1.30.    Operating Partnership Agreement
“Operating Partnership Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC, dated as of December 14, 2023, as it may be amended, restated or otherwise modified from time to time in accordance with its terms.
1.31.    Option
“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.32.    Other Equity-Based Award
“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Stock Award, award of Restricted Stock Units or Performance Award, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.
1.33.    Participant
“Participant” means (i) an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership) or (ii) the Manager and any consultant or advisor to the Company or to any parent or subsidiary of the Company that is a non-natural person, in each case, selected by the Committee to receive one or more Awards.
1.34.    Performance Award
“Performance Award” means an Award granted to a Participant that is based upon Performance Goals specified by the Committee.
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1.35.    Performance Goal
“Performance Goal” means any performance objective established by the Committee, whether measured on an absolute or relative basis, individually or in combination, and determined in accordance with such criteria and on such terms as the Committee deems appropriate. Performance Goals may include, without limitation, financial, operational, strategic, market-based, or individual performance objectives.
1.36.    Person
“Person” means any firm, corporation, partnership, or other entity. “Person” also includes any group as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act. Notwithstanding the preceding sentences, the term “Person” does not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.
1.37.    Plan
“Plan” means this Ellington Financial Inc. 2026 Equity Incentive Plan, as amended from time to time.
1.38.    Qualifying Termination
"Qualifying Termination" means, in connection with a Change in Control, a termination of a Participant's services (i) by the Company, the Manager or any of their respective Affiliates (or any successor thereto) without Cause, or (ii) by the Participant for Good Reason, in each case, occurring on or after the date that is three (3) months prior to the Control Change Date and on or before the date that is twenty-four (24) months following the Control Change Date.
1.39.    Restricted Stock
“Restricted Stock” means a share of Common Stock granted to a Participant that is subject to certain restrictions and a risk of forfeiture.
1.40.    Restricted Stock Unit
“Restricted Stock Unit” means a right granted to a Participant under Article IX entitling the Participant to receive a payment (in cash, Common Stock or a combination thereof) on a specified settlement date equal to the value of a share of Common Stock.
1.41.    SAR
“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.42.    Stock Award
“Stock Award” means Restricted Stock or unrestricted Common Stock awarded to a Participant under Article VIII.
1.43.    Substitute Award
“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.
1.44.    Ten Percent Stockholder
“Ten Percent Stockholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.
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ARTICLE II
PURPOSES
The Plan is intended to assist the Company and its Affiliates in recruiting and retaining the Manager, employees, members of the Board and other individuals (including non-natural persons) who provide services to the Company, the Manager, the Operating Partnership or an Affiliate of the Company, the Manager or the Operating Partnership with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, awards of Restricted Stock Units, Performance Awards, Other Equity-Based Awards (including LTIP Units), Incentive Awards, and Substitute Awards in accordance with the Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.
ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan), on the transferability, forfeitability and exercisability of all or any part of an Award. The Committee may, in its discretion, make any amendments, modifications or adjustments to outstanding Awards and the terms thereof. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of the Plan.
The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. The express grant in the Plan of any specific power to the Committee with respect to the administration or interpretation of the Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of the Plan. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to the Plan or any Agreement or Award. All expenses of administering the Plan shall be borne by the Company.
The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company or an Affiliate of the Company (including the Manager or the Operating Partnership), including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Articles XIV and XVII, shall be deemed to include any such subcommittee or officer to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate of the Company (including the Manager or the Operating Partnership), or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate of the Company (including the Manager or the Operating Partnership). The Committee may revoke or amend the terms of any such delegation at any time, but such revocation shall not invalidate any prior actions of the Committee’s delegate(s) that were consistent with the terms of the Plan and the Committee’s prior delegation.
ARTICLE IV
ELIGIBILITY
Any officer or employee of the Company or an Affiliate of the Company (including an entity that becomes an Affiliate of the Company after the adoption of the Plan), and any member of the Board is eligible to participate in the Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership), the Manager and any consultant or advisor to the Company or to any parent or subsidiary of the Company that is a non-natural person is
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eligible to participate in the Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.
ARTICLE V
COMMON SHARES SUBJECT TO PLAN
5.01.    Common Stock Issued
Upon the grant, exercise or settlement of an Award, the Company may deliver to the Participant shares of Common Stock from its authorized but unissued shares of Common Stock.
5.02.    Aggregate Limit
Subject to adjustment as provided under Article XIV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of shares of Common Stock that may be issued under the Plan through incentive stock options granted under the Plan) is equal to 12,000,000 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under the Plan on a one-for-one basis (i.e., each LTIP Unit shall be treated as an award of a share of Common Stock).
5.03.    Reallocation of Shares
If any Award (including LTIP Units) expires, is forfeited or is terminated without having been exercised, or is settled in cash without a requirement for the delivery of Common Stock, then the shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Awards under the Plan.
Notwithstanding the foregoing, the following shares of Common Stock shall not again be available for issuance under the Plan:
(i) shares of Common Stock that were subject to a stock-settled Option or SAR and were not issued upon the net settlement or net exercise of such Option or SAR;
(ii) shares of Common Stock delivered to or withheld by the Company to pay the exercise price or grant price of an Option or SAR;
(iii) shares of Common Stock delivered to or withheld by the Company to satisfy tax withholding obligations with respect to an Option or SAR;
(iv) shares of Common Stock repurchased by the Company on the open market using the proceeds of the exercise of an Option; and
(v) shares delivered to or withheld by the Company to satisfy tax withholding obligations with respect to any other Award.
If shares of Common Stock are issued in settlement of a SAR, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock actually issued in settlement of the SAR.
To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under the Plan, and shall not be counted against the Plan’s aggregate share limit.
5.04.    Individual Limitations
Notwithstanding any provisions to the contrary in the Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual Non-Employee Director during any single calendar year shall not exceed $750,000; provided, however, that such limitation shall be determined without regard to grants of Awards, if any, made under the Plan to a Non-Employee Director during any period in which such individual was an employee or consultant of the Company, the Manager or any of their respective Affiliates (other than in the capacity of a Non-Employee Director).
In applying the limitations of this Section 5.04, an Option and Corresponding SAR shall be treated as a single Award.
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ARTICLE VI
OPTIONS
6.01.    Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
6.02.    Option Price
The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Stockholder on the date such Option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Articles XIII, XIV and XVII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of the Company’s stockholders. In addition, no payment shall be made in cancellation of an Option without the approval of the Company’s stockholders if, on the date of cancellation, the Option price exceeds Fair Market Value.
6.03.    Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.04.    Transferability
Any rights or restrictions with respect to the ability of the holder of any Option granted under the Plan to transfer such Option shall be set forth in the Agreement relating to such grant; provided, however, that (a) an Option may be transferred by will or the laws of descent and distribution and (b) an Option that is an incentive stock option may be transferred only by will or laws of descent and distribution. Notwithstanding the foregoing, no Option may be transferred without the written consent of the Committee.
6.05.    Employee Status
Incentive stock options may only be granted to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
6.06.    Exercise
Subject to the provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the stock with respect to which incentive stock options (granted under the Plan and all plans of the Company and its “parent corporations” and “subsidiary corporations” (as such terms are defined in Section 424 of the Code)) are exercisable for the first time by an individual during any calendar year exceeds $100,000, such Options shall be treated as Options that do not qualify as incentive stock options. An Option granted under the Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.
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6.07.    Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering Common Stock, by attestation of ownership of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.
6.08.    Stockholder Rights
No Participant shall have any rights as a stockholder with respect to Common Stock subject to an Option until the date of exercise of such Option.
6.09.    Disposition of Shares
A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of such Option or (ii) within one year of the issuance of such Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
SARS
7.01.    Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
7.02.    Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.
7.03.    Transferability
Any rights or restrictions with respect to the ability of the holder of any SAR granted under the Plan to transfer such SAR shall be set forth in the Agreement relating to such grant; provided, however, that (a) a SAR may be transferred by will or the laws of descent and distribution and (b) a Corresponding SAR that relates to an incentive stock option may be transferred only by will or the laws of descent and distribution. Notwithstanding the foregoing, no Option may be transferred without written consent of the Committee
7.04.    Exercise
Subject to the provisions of the Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option price of the related Option. A SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.
7.05.    Employee Status
If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent
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leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
7.06.    Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.
7.07.    Stockholder Rights
No Participant shall have any rights as a stockholder with respect to Common Stock subject to a SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
ARTICLE VIII
STOCK AWARDS
8.01.    Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom a Stock Award (either in the form of Restricted Stock or unrestricted Common Stock) is to be made and will specify the number of shares of Restricted Stock or Common Stock covered by such Stock Award and the terms and conditions of such Stock Award.
8.02.    Vesting
The Committee, on the date of the Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the applicable Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with reference to one or more Performance Goals, or both.
8.03.    Employee Status
In the event that the terms of any Stock Award provide that shares may become transferable and non-forfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
8.04.    Stockholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the shares of Restricted Stock granted pursuant to the Stock Award may be forfeited or are non-transferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that any such election is intended to comply with Section 409A of the Code) and vote the Common Stock; provided, however, that, unless otherwise specified in accordance with the applicable Agreement, dividends payable on shares of Restricted Stock subject to a Stock Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes non-forfeitable; and provided further, that during the period that the Stock Award may be forfeited or is non-transferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock granted pursuant to a Stock Award, (ii) the Committee may postpone the distribution of dividends until and to the extent that the Stock Award becomes transferable and non-forfeitable, (iii) the Company shall retain custody of any certificates representing shares of Restricted Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Restricted Stock granted under the Stock Award are transferable and are no longer forfeitable.
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8.05.    Minimum Vesting Period
Notwithstanding any other provision of the Plan to the contrary, no Award granted under the Plan shall vest or become exercisable earlier than the first anniversary of the date of grant of such Award; provided, however, that the foregoing minimum vesting requirement shall not apply to:
(a) Awards granted in substitution for or conversion of awards previously granted by an entity acquired by the Company or with which the Company combines, as described in Article XIII;
(b) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders following the date of grant, so long as such period is not less than fifty (50) weeks from the date of grant;
(c) Acceleration of vesting upon a Participant's death or Disability;
(d) Acceleration of vesting upon or following a Change in Control or a Qualifying Termination as permitted under Article XVII; and
(e) Awards with respect to a number of shares of Common Stock that, in the aggregate, does not exceed five percent (5%) of the total number of shares of Common Stock available for issuance under the Plan pursuant to Section 5.02.
ARTICLE IX
RESTRICTED STOCK UNITS
9.01.    Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an award of Restricted Stock Units is to be made and specify the number of Restricted Stock Units covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Stock Units.
9.02.    Terms and Conditions
The Committee, at the time an award of Restricted Stock Units is made, shall specify the terms and conditions which govern the award. The terms and conditions of an award of Restricted Stock Units may prescribe that a Participant’s rights in the Restricted Stock Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the applicable Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Stock Units shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. An award of Restricted Stock Units may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and an award of Restricted Stock Units may be granted in the settlement of other Awards granted under the Plan.
9.03.    Payment or Settlement
Settlement of an award of Restricted Stock Units shall occur upon expiration of the deferral period specified for each Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of shares of Common Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
9.04.    Employee Status
If the terms of any award of Restricted Stock Units provide that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
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9.05.    Stockholder Rights
A Participant, as a result of receiving an award of Restricted Stock Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Restricted Stock Units is earned and settled in Common Stock (to the extent applicable).
ARTICLE X
PERFORMANCE AWARDS
10.01.    Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom a Performance Award is to be made and specify the number of shares of Common Stock or other securities or property covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Award.
10.02.    Earning the Award
The Committee, on the date of the grant of a Performance Award, shall prescribe that the Performance Award will be earned, and the Participant will be entitled to receive payment pursuant to the Performance Award, subject to continued employment or service and/or the satisfaction of performance objectives, including objectives stated with respect to one or more Performance Goals. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.
10.03.    Payment
In the discretion of the Committee, the amount payable when a Performance Award is earned may be settled in cash, by the issuance of Common Stock, by the delivery of other securities or property or a combination thereof.
10.04.    Stockholder Rights
A Participant, as a result of receiving a Performance Award, shall not have any rights as a stockholder until, and then only to the extent that, the Performance Award is earned and settled in Common Stock (to the extent applicable). After a Performance Award is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.
10.05.    Transferability
Any rights or restrictions with respect to the ability of the holder of a Performance Award granted under the Plan to transfer such Performance Award shall be set forth in the Agreement relating to such grant; provided, however, that a Performance Award may be transferred by will or the laws of descent and distribution.
10.06.    Employee Status
In the event that the terms of a Performance Award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
ARTICLE XI
OTHER EQUITY–BASED AWARDS
11.01.    Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the Operating Partnership Agreement as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.
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11.02.    Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the applicable Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.
11.03.    Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan. Other Equity-Based Awards denominated as equity interests other than Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.
11.04.    Employee Status
If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
11.05.    Stockholder Rights
Except as otherwise expressly provided in an Agreement, a Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in Common Stock.
ARTICLE XII
INCENTIVE AWARDS
12.01.    Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.
12.02.    Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.
12.03.    Nontransferability
Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under the Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be non-transferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
12.04.    Employee Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
12.05.    Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee.
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12.06.    Stockholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Stock.
ARTICLE XIII
SUBSTITUTE AWARDS
Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company. Awards may also be granted under the Plan in substitution for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Notwithstanding anything contained in the Plan to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with Section 409A of the Code and other applicable laws and exchange rules. Except as provided in this Article XIII or in Articles XIV or XVII hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the stockholders of the Company.
ARTICLE XIV
ADJUSTMENT UPON CHANGE IN COMMON SHARES
The maximum number of shares of Common Stock as to which Awards may be granted under the Plan, the maximum number of shares of Common Stock that may be issued under the Plan through incentive stock options, the individual grant limitations of Section 5.04 and the terms of outstanding Awards granted under the Plan shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its stockholders such as a stock dividend, extra-ordinary cash dividend, stock split, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Stock subject to outstanding Awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XIV by the Board shall be nondiscretionary, final and conclusive.
The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Awards may be granted under the Plan, the maximum number of shares of Common Stock that may be issued under the Plan through incentive stock options, the individual grant limitations of Section 5.04 or the terms of outstanding Awards under the Plan.
The Committee may make Awards under the Plan in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XIV. Notwithstanding any provision of the Plan, the terms of such substituted Awards granted under the Plan shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
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ARTICLE XVI
GENERAL PROVISIONS
16.01.    Effect on Employment and Service
Neither the adoption of the Plan, its operation, the grant of any Award, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
16.02.    Unfunded Plan
The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
16.03.    Rules of Construction
Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
All Awards are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). The Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of the Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an Award granted under the Plan shall be treated as a separate identified payment for purposes of Section 409A.
If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.
16.04.    Withholding Taxes
Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the maximum number of shares of Common Stock that may be so surrendered, withheld or
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reduced shall be the number of shares of Common Stock which have an aggregate Fair Market Value on the date of surrender, withholding or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.
16.05.    Fractional Shares
No fractional share of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional share of Common Stock or whether such fractional share of Common Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.
16.06.    Certificate of Incorporation
No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Certificate of Incorporation, as it may be amended, supplemented, restated, or otherwise modified from time to time.
16.07.    Governing Law
All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.
16.08.    Clawback
The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Exchange Act Rule 10D-1 and the listing standards of any national securities exchange on which the Common Stock is listed (collectively, and as each may be amended from time to time, the "Clawback Policy").
The rights of the Company under the Clawback Policy shall be in addition to, and not in lieu of, any other rights or remedies available to the Company at law or in equity. No recovery of compensation under the Clawback Policy shall constitute an event giving rise to a Participant's right to resign for Good Reason, or be deemed a constructive termination of the Participant's employment or services, under the Plan or any Agreement.
16.09.    Elections Under Section 83(b)
No Participant may make an election under Section 83(b) of the Code with respect to the grant of any Award, the vesting of any Award, the settlement of any Award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.
16.10.    Severability
If any provision of the Plan or any Award or Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
ARTICLE XVII
CHANGE IN CONTROL
17.01.    Impact of Change in Control.
In the event of a Qualifying Termination, all outstanding Options and SARs shall become fully vested and exercisable upon a Qualifying Termination and (b) all other outstanding Awards shall become fully earned and non-forfeitable in their
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entirety upon a Qualifying Termination, with any applicable performance conditions deemed satisfied at the greater of target level or actual performance measured as of the date of such Qualifying Termination.
Notwithstanding the foregoing, if an outstanding Award is assumed by, or replaced with a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in accordance with Section 17.02, then upon a Participant's Qualifying Termination, all such assumed or substituted Awards held by such Participant shall automatically become immediately fully vested (and, in the case of Options and SARs, exercisable), and any applicable performance conditions shall be deemed satisfied at the greater of target level or actual performance as of the date of such Qualifying Termination.
17.02.    Assumption Upon Change in Control.
In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award as of such date as the Committee determines is equitably required, and shall otherwise be on substantially equivalent terms and conditions as the original Award (including with respect to vesting schedule and, if applicable, performance conditions, subject to any adjustment the Committee deems appropriate to reflect the Change in Control transaction).
17.03.    Cash-Out Upon Change in Control.
If an Award is not assumed or replaced with a substitute award in accordance with Section 17.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award or (b) (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to an Award denominated in Common Stock or valued in reference to Common Stock, the price per share received by stockholders or (iii) for each other Award denominated in other securities or property, the value of such other securities or property, in each case as determined by the Committee. If the Option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 17.03 without any payment to the Participant.
ARTICLE XVIII
AMENDMENT
The Board may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock are listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Article XIV) or materially modify the requirements as to eligibility for participation in the Plan. For the avoidance of doubt, the Board may not (except pursuant to Articles XIII, XIV or XVII) without the approval of the Company’s stockholders (a) reduce the Option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the Option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the Award under the rules and regulations of the principal securities exchange on which the Common Stock is listed for trading.
ARTICLE XIX
DURATION OF PLAN
No Award may be granted under the Plan on and after the tenth anniversary of the Effective Date. Awards granted before such date shall remain valid in accordance with their terms.
ARTICLE XX
EFFECTIVENESS OF PLAN
Awards may be granted under the Plan on and after the Effective Date, provided that no Award shall be exercisable, vested or settled unless and until the Plan is approved by the stockholders of the Company within twelve months after the Effective Date.
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